UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PDF SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PDF SOLUTIONS, INC.
333 West San Carlos Street, Suite 700
San Jose, California 95110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 18, 2010

        On Tuesday, May 18, 2010, PDF Solutions, Inc., a Delaware corporation, or the Company, will hold its annual meeting of stockholders, or the Annual Meeting, beginning at 9:00 a.m., at our offices located at 333 West San Carlos Street, Suite 700, San Jose, California 95110, for the following purposes:

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  Electing one Class III nominee to the Board of Directors, or the Board, to serve for a three-year term expiring on the first annual meeting of stockholders that is held after December 31, 2012, or until such directors' respective successor is duly elected and qualified;

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  Ratifying the appointment by the Company's Audit and Corporate Governance Committee of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010;

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  Approving the Amended and Restated 2001 Stock Plan, extending the 2001 Stock Plan through May 17, 2020;

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  Approving the Amended and Restated 2001 Employee Stock Purchase Plan, extending the 2001 Employee Stock Purchase Plan through May 17, 2020; and

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  Transacting such other business as may properly come before the Annual Meeting.

        You can find more information about each of these items of business, including a more detailed description of the nominees for directors, in the attached proxy statement.

        We cordially invite all stockholders of record who owned stock at the close of business on Friday, March 26, 2010, or persons who hold a valid proxy, to attend the Annual Meeting in person. For 10 days prior to the Annual Meeting, we will make available a list of registered stockholders entitled to vote at the Annual Meeting at our offices located at 333 West San Carlos Street, Suite 700, San Jose, California, 95110. We will also have this list of registered stockholders available during the Annual Meeting.

        However, whether or not you expect to attend the Annual Meeting in person, please vote your shares by either:

  •
  Completing and returning the enclosed proxy card in the mail;

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  Using the toll-free telephone number on your proxy card, if you are in Canada, Puerto Rico, or the United States; or

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  Using the Internet by following the instructions on your proxy card.

        If you vote by telephone or Internet, you do not need to return your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 18, 2010.

Our proxy statement, proxy card and annual report to stockholders for the year ended December 31, 2009 are available at http://ir.pdf.com/sec.cfm.

        At the Annual Meeting, we will also report on our business results and other matters of interest to stockholders. Any stockholder attending the Annual Meeting may vote in person even if he or she has previously submitted a proxy.

        On behalf of our Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors,

PETER COHN Secretary

San Jose, California
April 6, 2010

PDF SOLUTIONS, INC.
333 West San Carlos Street, Suite 700
San Jose, California 95110

PROXY STATEMENT

FOR THE
2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 18, 2010

        Our Board is soliciting proxies for our 2010 annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

        The Board set March 26, 2010 as the record date for the Annual Meeting, or the Record Date. Stockholders of record who owned our common or preferred stock on that date are entitled to vote at and attend the Annual Meeting, with each outstanding share entitled to one vote. On the record date, there were 27,066,408 shares of our common stock, $0.00015 par value, outstanding. No shares of our preferred stock were outstanding.

        Voting materials, which include this proxy statement, a proxy card and the 2009 Annual Report, will be mailed to stockholders on or about April 16, 2010.

        In this proxy statement:

  •
  "We," "us," "our," "PDF," "PDF Solutions," and the "Company" refer to PDF Solutions, Inc.;

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  "Annual Meeting" means our 2010 annual meeting of stockholders;

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  "Board" or "Board of Directors" means our Board of Directors; and

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  "SEC" means the Securities and Exchange Commission.

        We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Meeting

        The Annual Meeting is being held on Tuesday, May 18, 2010 at 9:00 a.m. PDT, at the Company's headquarters located at 333 West San Carlos Street, Suite 700, San Jose, California 95110.

        All stockholders of record who owned shares of our stock as of the Record Date may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

        You are receiving a proxy statement and a proxy card from us because you owned shares of our common stock on the Record Date. This proxy statement describes matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

        If you sign the proxy card, you appoint Dr. John K. Kibarian, our Chief Executive Officer, and Joy E. Leo, our Chief Administration Officer, or either of them, proxies and attorneys-in-fact to represent you at the Annual Meeting. Dr. Kibarian and/or Ms. Leo will vote your shares at the Annual Meeting as you have instructed them on the proxy card that you return. Your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to, in advance of the Annual Meeting, indicate your preferences on the enclosed proxy card, and then date, sign and return your proxy card, or vote your shares by telephone or via the Internet, just in case your plans change and you are unable to attend the Annual Meeting.

Proposals to be Voted on at the Annual Meeting

        You are being asked to vote on the following:

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  the election of one Class III director to serve on our Board;

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  the ratification of the Audit and Corporate Governance Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

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  the approval of the Amended and Restated 2001 Stock Option Plan to extend the 2001 Stock Option Plan through 2020; and

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  the approval of the Amended and Restated 2001 Employee Stock Purchase Plan to extend the 2001 Employee Stock Purchase Plan through 2020.

        The Board recommends a vote FOR each proposal.

Voting Procedure

  You may vote by mail.

        To vote by mail, please indicate your preferences on the enclosed proxy card, date and sign your proxy card and return it in the enclosed, postage-prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed.

  You may vote in person at the Annual Meeting.

        We will pass out written ballots to any stockholder who attends the Annual Meeting in person. If your shares are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

  You may vote by telephone or via the Internet.

        If you live in the United States, Puerto Rico, or Canada, you may submit your votes on the proxy by following the "Vote-by-Telephone" instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the "Vote-by-Internet" instructions on the proxy card.

  You may change your mind after you have returned your proxy card.

        If you change your mind after you have returned your proxy card or submitted your proxy by telephone or via the Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may revoke your proxy by:

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  entering a new vote by telephone, via the Internet or by signing and returning another proxy card at a later date, but before the polls close at the Annual Meeting;

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  providing written notice of the revocation to us at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 700, San Jose, California, 95110; or

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  voting in person at the Annual Meeting.

Multiple Proxy Cards

        If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards that you have received to ensure that all of your shares are voted.

Delivery of Proxy Cards to Stockholders Sharing the Same Address

        We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save printing, postage and administrative expenses, as well as natural resources.

        If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to us at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 700, San Jose, California 95110. You can contact PDF Solutions, Inc. by telephone at (408) 289-7000.

Quorum Requirement

        Shares are counted as "present" at the Annual Meeting if the stockholder either:

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  votes in person at the Annual Meeting, or

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  has properly submitted a proxy card in the mail, or voted by telephone or via the Internet.

        A majority of our outstanding shares present (either in person or by proxy) constitutes the quorum required for holding the Annual Meeting and conducting business.

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

        If your shares are held in your name, you must return your proxy card in the mail, vote by telephone or via the Internet, or attend the Annual Meeting in person, in order to vote on the proposals. If your shares are held in "street name" and you do not return your proxy card in the mail, or vote by telephone or via the Internet, your stockbroker may either:

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  vote your shares on routine matters, or

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  leave your shares unvoted.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a stockholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote." Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Because the election of directors is done by a plurality of the votes, broker non-votes will not affect the election of directors.

        We encourage you to provide specific instructions to your stockbroker by returning your proxy card or voting by telephone or Internet. This ensures that your shares will be properly voted at the Annual Meeting.

Effect of Abstentions

        Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum, but as votes AGAINST a proposal for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote For the Election of Directors

        Assuming a quorum of stockholders is represented either in person or by proxy at the Annual Meeting, the nominee receiving the most votes of the required quorum for the meeting will be elected as the Class III director.

Vote Solicitation; Use of Outside Solicitors

        PDF Solutions, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet or in person to obtain your proxy. PDF Solutions will bear this cost, but our directors, officers and employees that assist us in this solicitation will not receive any additional compensation for doing so. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.

Voting Procedures

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, and delivered to Joy E. Leo, our Chief Administration Officer. Ms. Leo will act as the Inspector of Elections. The Inspector of Elections also has the responsibility of determining whether a quorum is present at the Annual Meeting.

        Those shares represented by the proxy cards received, marked, dated, and signed or represented by votes cast using the telephone or the Internet, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned unmarked will be voted FOR the director nominee, FOR each of the other proposals made in this proxy statement, and in a manner that the proxy holders deem desirable for any other matters that come before the Annual Meeting. Broker non-votes will count as present for purposes of a quorum, but will not be considered as voting with respect to any matter for which the broker does not have voting authority.

        There are no dissenters' rights of appraisal with respect to the matters to be acted upon at the Annual Meeting.

        We believe that the procedures to be used by the Inspector of Elections to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

        We will announce preliminary voting results at the Annual Meeting. We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting. If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known. You may obtain a copy free of charge from our Internet website at www.pdf.com, by contacting our Investor Relations Department at (408) 280-7900 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the online EDGAR system at www.sec.gov.

Other Business

        We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Dr. Kibarian and Ms. Leo to vote on such matters at their discretion.

Proposals for Next Year's Annual Meeting

        To have your proposal included in the proxy statement for the 2011 annual meeting of stockholders, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date that this year's proxy statement is "released to stockholders," or the mailing date. Your proposal should be addressed to us at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 700, San Jose, California 95110. Assuming that this proxy statement is mailed on or about Friday, April 16, 2010, your proposal for the 2011 annual meeting of stockholders should arrive by Friday, December 11, 2011.

        In addition, our Bylaws provide that a proposal that a stockholder delivers or mails to our principal executive offices not less than 90, nor more than 120 days, prior to the anniversary date of the prior year's meeting, or the Anniversary Date, shall be considered timely received; provided, however, that if the date of the annual meeting of stockholders is more than 30 days prior to, or more than 60 days after the Anniversary Date, and less than 60 days notice of the date of the meeting is given to stockholders, to be timely received the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the notice of meeting was mailed.

        If you submit a proposal for the 2011 annual meeting of stockholders after the date that is less than 90 days prior to the anniversary date of the mailing of the proxy statement in connection with the annual meeting of stockholders, which anniversary is expected to be April 16, 2011, management may or may not, at its discretion, present the proposal at the meeting, and the proxies for the 2011 annual meeting of stockholders will confer discretion on the management proxy holders to vote for or against your proposal at their discretion.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE 2010 ANNUAL MEETING

        If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission, or the SEC, has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 annual meeting of stockholders.

        Stockholders who hold shares of PDF Solutions through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Stockholder Voting

        Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

        Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

        If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at http://www.pdf.com/investors-corporate-overview.

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTOR

        We have nominated one candidate for election to the Board this year as a Class III Director, John K. Kibarian. Detailed information about the nominee is provided below.

        The Board is divided into three classes with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. We will be electing one Class III director at this meeting. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. The Class III nominee listed below has consented to serve as a director.

Vote Required

        If a quorum is present at the Annual Meeting, the nominee receiving the most votes will be elected as a Class III director for the three-year term following the Annual Meeting. Unless marked otherwise, proxies received will be voted FOR the election of the nominee. If additional people are nominated for election as directors after the date of this proxy statement, the proxy holders intend to vote all proxies received by them in a way that will ensure that the nominee listed below is elected.

Nominee for the Class III Director

        The Company's amended and restated bylaws, or Bylaws, provide that the number of directors shall be established by the Board or the stockholders of the Company. The Company's amended and restated certificate of incorporation provides that the directors shall be divided into three classes, with each class serving for staggered, three-year terms. The Board has set the number of Directors at six (6), consisting of three Class I directors, two Class II directors and one Class III director.

        The Class III director elected at the Annual Meeting will hold his or her office until the annual meeting that is held after the fiscal year ending December 31, 2012 or until his or her successor has been duly elected and qualified. The terms of the Class I and Class II directors will expire at the annual meeting of stockholders next following the fiscal years ending December 31, 2010 and December 31, 2011, respectively.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominee named below. The nominee is presently a director of the Company and has consented to serve a three-year term. In the event that the nominee of the Company becomes unable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill such vacancy. It is not expected that the nominee listed below will be unable or will decline to serve as a director.

        Set forth below is the name, and certain biographical and business experience information as of March 30, 2010, of the nominee for the Class III director (indicated with a double asterisk) and the continuing Class I and Class II directors with unexpired terms. The Class III nominee currently serves as a director. There are no family relationships among any directors or executive officers.

Name	Age	Position with the Company
Nominee for the Class III Director
**John K. Kibarian, Ph.D.	46	Chief Executive Officer, President and Director
Continuing Class I Directors
Thomas Caulfield, DES	51	Director
Albert Y.C. Yu, Ph.D.	69	Director
R. Stephen Heinrichs	63	Director
Continuing Class II directors
Lucio L. Lanza	65	Chairman of the Board
Kimon Michaels, Ph.D.	44	Vice President, Design For Manufacturability and Director

Business Experience of Nominee and Continuing Directors

  Nominee:

        **John K. Kibarian, Ph.D., one of our co-founders, has served as President of the Company since November 1991 and as our Chief Executive Officer since July 2000. Dr. Kibarian has served as a director of the Company since December 1992. Dr. Kibarian received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University. Having served as our President and Chief Executive Officer for 17 years, Dr. Kibarian brings to our board an extraordinary understanding of our Company's business, history and organization. Dr. Kibarian's training and education as an engineer, together with his day-to-day leadership and intimate knowledge of our business and operations, provide the board with invaluable insight into company operations.

  Continuing Directors:

        Thomas Caulfield, DES, has served as a director of the Company since September 2006. Dr. Caulfield, who has been appointed Chairman of the Nominating Committee, has held numerous executive and director positions in publicly traded and private companies including; Chief Operating Office and President of Ausra, Inc., Executive Vice President of Sales, Marketing and Customer Satisfaction at Novellus Systems, Inc., director of DMFSim, and Vice President of Semiconductor Operations at IBM. Dr. Caulfield received a B.S. in Physics from St. Lawrence University, a B.S., MS and Doctorate of Engineering Science in Materials Science/Metallurgy from Columbia University. Dr. Caulfield has many years of experience as an executive officer in the technology industry. In addition to bringing industry experience, Dr. Caulfield brings key senior management, leadership, strategic planning and marketing, corporate experience to our board of directors.

        R. Stephen Heinrichs, has served as a director of the Company since August 2005 and as our Lead Independent Director from June 2007 to August 2009. Mr. Heinrichs, who has been appointed Chairman of the Audit and Corporate Governance Committee, currently is a private investor, a director of Avistar Communications, and is also managing director of an early stage venture capital fund. Most recently, Mr. Heinrichs served as a director of Catapult Communications Corporation from September 2005 through June 2009, when the company was acquired by Ixia, and also served as a director and was the audit committee chairman of Artisan Components, Inc. from January 2003 through 2005, when the company was acquired by ARM Holdings PLC. Prior to his retirement in 2001, Mr. Heinrichs served as Chief Financial Officer of Avistar Communications Corporation, a company he co-founded. Mr. Heinrichs received a B.S.

in Accounting from California State University Fresno and is a Certified Public Accountant. Mr. Heinrichs' experience in the areas of accounting, finance and investments on behalf of private and public funds and operating partnerships is beneficial to the Company and to his role as a Chairman of the Audit and Corporate Governance Committee. Mr. Heinrichs has experience representing both public and private investors, which gives him an understanding of financial objectives, and investment perspective from a variety of investors.

        Lucio L. Lanza has served as the Chairman of the Board since April 2004 and as a director of the Company since November 1995. Mr. Lanza is currently the managing director of Lanza techVentures, an early stage venture capital and investment firm, which he founded in January 2001, and a private investor and serves on a number of private company boards of directors. From 1990 to December 2000, Mr. Lanza served as partner of U.S. Venture Partners, a venture capital firm. Mr. Lanza served as chairman of the board of directors of Artisan Components, Inc., acquired by ARM Holdings PLC, a semiconductor intellectual property company, from November 1997 until December 2004 and as a director of that company since March 1996. Mr. Lanza has served as a director of ARM Holdings, PLC since December 2004. Mr. Lanza received a doctorate in electronic engineering from Politecnico of Milano. Mr. Lanza's extensive and detailed knowledge of the Company combined with his experience as chairman and director of numerous public traded and private companies, serve him well in his role as our Chairman and as a director.

        Kimon Michaels, Ph.D., one of our co-founders, has served in vice presidential capacities for the Company since March 1993 including currently as Vice President, Design for Manufacturability, and as a director of the Company since November 1995. He also served as Chief Financial Officer from November 1995 to July 1998. Dr. Michaels received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University. Dr. Michaels provides the Board with unique insight regarding Company-wide issues as an executive of the Company and a co-founder. This experience, as well as in his role as director, assist the Board in developing its long-term strategy.

        Albert Y.C. Yu, Ph.D., has served as a director of the Company since August 2005. Dr. Yu, who has been appointed Chairman of the Compensation Committee, currently is active in private venture capital investing and serves on the board of directors of several high technology companies and on the board of directors of Preferred Bank, an independent commercial bank. Previously, Dr. Yu had been employed with Intel Corporation for almost 30 years until his retirement in 2002. At Intel, he held numerous technical and executive management positions, including Senior Vice President and a member of the Corporate Management Committee, with responsibilities for corporate strategy, microprocessors, chipsets, and software. Dr. Yu received a B.S. from the California Institute of Technology, and an M.S. and Ph.D. from Stanford University, all in electrical engineering. Dr. Yu has first-hand managerial experience in a large, multinational corporations as well as private venture capital investment companies. Dr. Yu's extensive experience in high technology companies enables him to provide invaluable insight into the environment in which the Company operates.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR
THE ELECTION OF THE CLASS III DIRECTOR NOMINEE INDICATED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During the last fiscal year (the period from January 1, 2009 through December 31, 2009), the Board met eleven times. The Board also took one action by unanimous written consent during fiscal year 2009. Each director of the Board attended at least 75% of all Board and applicable committee meetings in fiscal year 2009. The Board has five standing committees: the Nominating Committee, the Compensation Committee, the Special Option Committee, the Audit and Corporate Governance Committee and the Strategic Committee. Except for the Special Option Committee and the Strategic Committee, each of these committees has a written charter approved by the Board and available for your review on the Company's website at www.pdf.com.

        The Company strongly encourages all of the members of its Board to attend the annual stockholders' meeting. All six members of the Board attended our 2009 annual stockholders' meeting.

        The members and chairs of each of the committees are identified in the following table:

Director	Nominating Committee	Compensation Committee	Audit and Corporate Governance Committee	Special Options Committee	Strategic Committee
John K. Kibarian, Ph.D.				X	X
Lucio L. Lanza*			X		X
Kimon Michaels, Ph.D..
Thomas Caulfield, DES	Chair	X	X
Albert Y.C. Yu, Ph.D.	X	Chair
R. Stephen Heinrichs	X	X	Chair		X

*
Chairman of the Board

Compensation Committee

        The Compensation Committee held four meetings during the fiscal year ended December 31, 2009. The primary functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives and to assist with the administration of our 2001 Stock Plan and 2001 Employee Stock Purchase Plan. We have included a more detailed analysis of the Company's executive compensation program, its objective and the process we undergo to set and review our compensation determinations on page 19 of this proxy statement. Each of the members of the Compensation Committee is an "outside director" as defined in Section 162(m) of the Internal Revenue Code and a "Non-Employee Director" under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended.

Special Option Committee

        The Special Option Committee took action by unanimous written consent two times during the fiscal year ended December 31, 2009. The Board approved the formation of a Special Option Committee in June of 2000 to assist the Compensation Committee by serving as administrator for our stock plans for the purposes of granting options to purchase up to 35,000 shares of common stock to new, non-executive employees. In January of 2002, the Board also authorized the Special Option Committee to approve merit stock increases to existing employees by granting them options to purchase up to 15,000 shares of common stock. Dr. Kibarian comprises the Special Option Committee, although Mr. Jones, prior to his resignation1, served in a confirmatory role. Currently, Ms. Leo serves in a confirmatory role until further notice.

(1)
As initially reported in a Current Report on Form 8-K filed by us on March 5, 2010 and updated in a Current Report on Form 8-K filed by us on March 23, 2010, Mr. Jones resigned as our Chief Financial Officer and Vice President, Finance on March 1, 2010, effective on March 18, 2010 following the filing of our Form 10K/A.

Strategic Committee

        The Strategic Committe did not meet or take any action by written consent during the fiscal year ended December 31, 2009. The Board approved the creation of the Strategic Committee at its October 23, 2008 meeting. The primary functions of this committee are to investigate and evaluate strategic alternatives with respect to the Company, including without limitation, a possible strategic partnership, partnering arrangement, joint venture, licensing, merger, or other similar extraordinary transaction involving the Company and its subsidiaries. Mr. Lanza, Mr. Heinrichs and Dr. Kibarian were appointed to this committee by the Board.

Audit and Corporate Governance Committee

        The Audit and Corporate Governance Committee held six meetings and took one action by unanimous written consent during the fiscal year ended December 31, 2009. We renamed our Audit Committee of the Board of Directors the Audit and Corporate Governance Committee of the Board of Directors, effective as of February 3, 2009, and, in conjunction with the renaming of the committee, we adopted a revised charter for the committee on April 23, 2009 to reflect its corporate governance-related duties. The Audit and Corporate Governance Committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

        The Audit and Corporate Governance Committee is comprised of three independent directors within the meaning of the rules of the SEC and NASDAQ Listing Rules: Dr. Caulfield, Mr. Heinrichs, and Mr. Lanza. Mr. Heinrichs serves as the Chairman of the Audit and Corporate Governance Committee. The functions of the Audit and Corporate Governance Committee include: recommending the engagement of the independent registered public accounting firm; monitoring the effectiveness of our internal and external audit efforts; monitoring and assessing the effectiveness of our financial and accounting organization and the quality of our system of internal accounting controls; and overseeing all aspects of the Company's corporate governance functions on behalf of the Board and make recommendations on corporate governance issues. The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC require us to disclose whether the Audit and Corporate Governance Committee includes at least one member who is an "audit committee financial expert" within the meaning of such Act and rules. The Board has determined that R. Stephen Heinrichs qualifies as its "audit committee financial expert." The Board believes that Mr. Heinrichs qualifies as such an expert in light of his more than 30 years experience in finance and operations, holding various positions in public and private companies including acting as the Chief Financial Officer of Avistar Communications Corporation and serving on the board of directors and as the audit committee chairman of Artisan Components, acquired by ARM Holdings PLC. Mr. Heinrichs received a B.S. in Accounting from California State University Fresno and is a Certified Public Accountant. As a result of such background and experience, the Board believes that Mr. Heinrichs possesses: an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with accounting estimates, accruals and reserves; experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to those of the Company; an understanding of internal control over financial reporting; and an understanding of Audit and Corporate Governance Committee functions.

Nominating Committee

        The Nominating Committee held two meetings during the fiscal year ended December 31, 2009. We renamed our Nominating Committee of the Board of Directors the Nominating Committee and Corporate Governance Committee of the Board of Directors effective as of February 3, 2009, and, in conjunction with the renaming of the committee, we adopted a revised charter on April 23, 2009 for the committee to reflect the removal of its corporate governance-related duties.

        The function of the Nominating Committee is to identify, review and evaluate candidates to serve as directors and to make other recommendations to the Board regarding affairs related to the directors of the Company. The Nominating Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Company's Board, and the Nominating Committee does not set specific criteria for becoming a member of the Board, but believes the Company is well served when the Board has the appropriate number of members, these members possess the requisite talents and experience with respect to technology, business, finance, administration, and public service, and these members come from a variety of diverse backgrounds with demonstrated personal integrity, character and acumen that complement the core components of the Board and the long-term strategies of the Company.

        The Nominating Committee believes it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an "audit committee financial expert" and that a majority of the members of the Board should meet the definition of "independent director" under NASDAQ Listing Rules. The Nominating Committee also believes it appropriate for certain key members of the Company's management to participate as members of the Board. The Nominating Committee receives suggestions from many sources, including stockholders, regarding possible candidates for members of the Board. The Nominating Committee considers properly submitted stockholder nominees for director in the same manner as nominees for director from other sources.

        The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for re-election or if the Board decides to increase the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the philosophy explained above. Current members of the Nominating Committee are polled for suggestions as to individuals meeting the philosophy of the Nominating Committee. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, but the Company may in the future retain a third party search firm.

        Once the Nominating Committee has identified a prospective nominee, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee concerning the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee's background and experience. The Nominating Committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of The Nasdaq Stock Market and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee's skills and experience, the diversity of the member's skills and experience in areas that are relevant to the Company's businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee. The Nominating Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

        Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director in accordance with Section 2.5 of the Bylaws at the following address:

Board of Directors (or Nominating Committee, or name of individual director)

PDF Solutions, Inc.
Attention: Corporate Secretary
333 West San Carlos Street, Suite 700
San Jose, California 95110

Director Independence

        The Company has adopted standards for director independence in accordance with NASDAQ Listing Rules and SEC rules. An "independent director" means a person, other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company within the last three years.

        The Board considered relationships, transactions or arrangements with each of the directors, including relationships and transactions discussed in "Certain Relationships and Related Transactions," in this proxy statement and concluded that none of the current non-employee directors has any relationships with the Company that would impair his or her independence. The Board has determined that each member of the Board, other than Dr. Kibarian and Dr. Michaels, is an independent director under applicable NASDAQ Listing Rules and SEC rules. Dr. Kibarian and Dr. Michaels did not meet the independence standards because they are employees of the Company.

        Upon consummation of the Company's acquisition of Fabbrix Inc. in May 2007, the Board determined that Mr. Lanza was no longer an "independent director" under the NASDAQ Listing Rules and other applicable standards, and therefore could no longer serve on the Board's Audit and Corporate Governance, Compensation, and Nominating Committees. Please see additional detail regarding the Company's acquisition of Fabbrix in "Certain Relationships and Related Transactions" in this proxy. Following the expiration of the escrow period in connection with the Merger, the Board concluded in April 2009 that Mr. Lanza could again serve on the Board as an "independent director." Mr. Lanza was appointed to the Audit and Corporate Governance Committee of the Board effective as of April 24, 2009.

        The Board has determined that:

  •
  all directors who serve on the Audit and Corporate Governance, Compensation, and Nominating Committees are independent under the NASDAQ Listing Rules and SEC rules; and

  •
  all members of the Audit and Corporate Governance Committee meet the additional independence requirement and they do not directly or indirectly receive compensation from the Company other than their compensation as directors.

        The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of the Company's management at least twice per year during regularly scheduled Board meeting days and from time to time as they deem necessary or appropriate.

Board Leadership Structure and Role in Risk Oversight

        Board Leadership Structure.    The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons. In addition, the Board believes that the Chairman should not be an employee. Since April 2004, our Chairman has been Lucio L. Lanza. The Chairman of the Board is responsible for coordinating the Board's activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate). The Board believes this leadership structure has enhanced the Board's oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance compared to a combined Chairman/Chief Executive Officer leadership structure.

        Board Role in Risk Oversight.    The Board of Directors plays a significant role in providing oversight of the Company's management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of the Company's enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company's financial statements and processes and responsibility for the oversight of risk related to the Company's corporate governance practices. The Board has also determined that the Company's internal audit function should report directly to the Audit and Corporate Governance Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to (1) the Company's compensation policies and practices and (2) the Company's investments. Each committee reports regularly to the Board with respect to such committee's particular risk oversight responsibilities.

        Risk Assessment of Compensation Policies.    The Compensation Committee conducted a risk assessment of the Company's compensation policies and practices for 2009 and concluded that they do not motivate imprudent risk taking. In this regard, the Company notes that:

  •
  the Company's annual incentive compensation is based on performance that promote disciplined progress towards longer-term Company goals;

  •
  the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

  •
  the Company's compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the Company's executive share ownership and holding requirements; and

  •
  the Company's compensation awards are capped at reasonable and sustainable levels, as determined by a review of the Company's economic position and prospects, as well as the compensation offered by comparable companies;

        The Company's compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company's business model. Based on this assessment, the Company concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

 CORPORATE GOVERNANCE

        The Company provides information on its website about its corporate governance policies, including the Company's Code of Ethics and charters for the committees of the Board. These materials can be found at www.pdf.com under the "Governance" link on the "Investor" tab. Investors may also request free printed copies of the Code of Ethics and committee charters by sending inquiries to us at PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 700, San Jose, California 95110.

        The Company's policies and practices reflect corporate governance initiatives that are compliant with NASDAQ continued listing requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

  •
  a majority of the Board are independent as defined in the NASDAQ Listing Rule 5605(a)(2);

  •
  all members of the primary committees of the Board (the Audit and Corporate Governance Committee, the Compensation Committee and the Nomination Committee) are independent as the term is defined under the NASDAQ Listing Rules;

  •
  the independent members of the Board meet at least twice per year in execution sessions without the presence of management;

  •
  the Company has an ethics hotline available to all employees, and the Company's Audit and Corporate Governance Committee has procedures for the anonymous submission of employee complaints on accounting, internal controls, auditing or other related matters; and

  •
  the Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as to members of the Board.

        Our Board welcomes all communications from our stockholders. Stockholders may send communications to the Board or any director of the Board in particular, at the following address: PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 700, San Jose, California 95110. Any correspondence addressed to the Board or to any one of our directors of the Board sent in care of our corporate offices is reviewed by our Investor Relations department and presented to the Board at its regular meetings.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Corporate Governance Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit and Corporate Governance Committee will have the responsibility of selecting the Company's auditors.

        Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during fiscal 2010 if it determines that such a change would be in the best interests of the Company and our stockholders.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to questions.

Principal Accountant Fees and Services

        The table below shows the fees billed to us for the last two fiscal years by Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm through November 10, 2009, and by PricewaterhouseCoopers LLP ("PWC"), the Company's independent registered public accounting firm since November 10, 2009.

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$877,000	$702,400
Audit-Related Fees	17,000	—
Tax Fees:
Tax Compliance/Preparation	78,000	116,600
Other Tax Fees	11,900	86,400

Total Tax Fees	89,900	203,000
All Other Fees	—	—

Total Fees	$983,900	$905,400

        Audit Fees.    Amounts shown in the table include $373,000 in 2009 paid to Deloitte, our independent registered accounting firm through November 10, 2009, for professional services rendered for the quarterly reviews of the financial statements included in our Quarterly Reports on Form 10-Q, auditing our internal controls, and consents relating to the use of their audit opinions in our filings for 2009. Amounts shown in the table also include $702,400 in 2008 paid to Deloitte for audit fees relating to their opinions appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, auditing our internal controls, and professional services rendered for the quarterly reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

        The aggregate fees billed or expected to be billed by PWC for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2009 totaled approximately $504,000.

        Audit-Related Fees.    The fees billed by Deloitte for assurance and related services for the fiscal year ended December 31, 2009 totaled $17,000.

        Tax Fees.    The aggregate fees billed or expected to be billed by Deloitte for tax compliance/preparation services for the fiscal years ended December 31, 2009 and 2008 totaled $78,000 and $116,600, respectively. Tax compliance/preparation services consisted of fees billed for assistance in preparation of the Company's U.S. federal, state and local tax returns. The tax compliance/preparation services for fiscal year ended December 31, 2008 included a short-year tax return for the period ended May 2007 in connection with the acquisition of Fabbrix, Inc. The aggregate fees billed by Deloitte for other tax services for the fiscal years ended December 31, 2009 and 2008 totaled $11,900 and $86,400, respectively. Other tax services consisted of fees billed for tax advice related to international and domestic tax consulting and planning.

        All Other Fees.    There were no other fees billed or expected to be billed by Deloitte or PWC for all other services rendered to the Company during the fiscal years ended December 31, 2009 and 2008, other than those disclosed above.

Policy on Audit and Corporate Governance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit and Corporate Governance Committee's policy is to pre-approve all audit and permissible non-audit services provided by Deloitte and PWC. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. Deloitte, PWC and management are required to periodically report to the Audit and Corporate Governance Committee regarding the extent of services provided by Deloitte and PWC in accordance with this pre-approval, and the fees performed to date. The Audit and Corporate Governance Committee may also pre-approve particular services on a case-by-case basis.

        All services provided by Deloitte during the fiscal years ended December 31, 2009 and 2008, and all services provided by PWC during the fiscal year ended December 31, 2009 were pre-approved by the Audit and Corporate Governance Committee.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
DECEMBER 31, 2010.

PROPOSAL NO. 3: APPROVAL OF THE AMENDED AND RESTATED
2001 STOCK PLAN

        We are asking our stockholders to approve the amendment and restatement of our 2001 Stock Plan to extend the term of the 2001 Stock Plan and to continue the operation of the 2001 Stock Plan (including the possibility of annual increases to the share reserve) through May 17, 2020 and to make certain other changes thereto.

        The 2001 Stock Plan was originally adopted by our stockholders on July 1, 2001 and will expire on June 12, 2011 unless extended. If our stockholders approve the amendment and restatement and extension of the 2001 Stock Plan, it will take effect on May 18, 2010 and the 2001 Stock Plan will continue through May 17, 2020, when it will expire.

        Further, under the terms of the 2001 Stock Plan, 3,000,000 shares of our common stock were originally available for issuance pursuant to the plan and this amount has increased on the first day of each fiscal year following the plan's adoption by the lesser of (a) 3,000,000 shares, (b) 5% of our outstanding common stock on the last day of the immediately preceding fiscal year; or (c) such lesser amount as determined by our Board. We refer to this provision as the "evergreen increase". As of March 31, 2010, a total of 6,866,346 shares of our common stock have been reserved for issuance pursuant to the 2001 Stock Plan. If our stockholders approve the amendment and restatement of the 2001 Stock Plan, the evergreen increase provision will continue with the first day of 2011 and will run through the first day of 2020. As of March 31, 2010, the fair market value of a share of our common stock was $4.36.

        All awards are made at the discretion of the Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the 2001 Stock Plan are not determinable.

        The amendment and restatement of the 2001 Stock Plan was approved by our Board on March 29, 2010. The amended and restated 2001 Stock Plan will become effective upon its approval by the stockholders at the Annual Meeting.

Reasons for the Proposal

        The purpose of the 2001 Stock Plan is to attract and retain highly qualified officers, directors, key employees and other persons and to motivate these individuals to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company by providing these individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The Board believes that grants of awards under the 2001 Stock Plan provide a valuable incentive and serve the ultimate benefit of stockholders by aligning more closely the interests of plan participants with those of our stockholders.

        The amendment, restatement and extension of the 2001 Stock Plan is designed to ensure that the Company can continue to grant equity awards to our officers, employees, non-employee directors and other eligible award recipients. We believe that equity awards are a critical part of the compensation package offered to new, existing and key employees and are an important tool in our ability to attract and retain talented personnel. Accordingly, we are proposing to amend and restate the 2001 Stock Plan to extend the availability of this plan for these purposes for an additional 10 years.

        The following is a summary of the principal features of the 2001 Stock Plan assuming that stockholders approve this proposal. This summary does not purport to be a complete description of all of the provisions of the 2001 Stock Plan. It is qualified in its entirety by reference to the full text of the 2001 Stock Plan. A copy of the 2001 Stock Plan has been filed with the SEC with this proxy statement, and any stockholder who desires to obtain a copy of the plan may do so by written request to the Company's Secretary at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 700, San Jose, California, 95110.

Summary of 2001 Stock Plan

        Share Reserve.    As of March 31, 2010, a total of 6,866,346 shares of our common stock have been reserved for issuance pursuant to the 2001 Stock Plan. On January 1, 2011 and the first day of each fiscal year thereafter for the remaining term of the plan, shares will be added to the 2001 Stock Plan equal to the lesser of: (a) 3,000,000 shares, (b) 5% of our outstanding common stock on the last day of the immediately preceding fiscal year; or (c) such lesser amount as determined by our Board. In past years our Board has elected not to approve the full increase and, in some cases, not to approve any increase at all.

        Under the 2001 Stock Plan, no recipient may be awarded any of the following during any fiscal year: (i) stock options covering in excess of 1,000,000 shares (or 2,000,000 shares in the first fiscal year of employment with the Company); or (ii) restricted stock and restricted stock rights covering in excess of 500,000 shares (or 1,000,000 shares in the first fiscal year of employment with the Company).

        If awards are forfeited or terminate for any other reason before being exercised, then the shares underlying such awards again become available for issuance pursuant to awards under the 2001 Stock Plan.

        In the event of a subdivision of the Company's shares, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the 2001 Stock Plan committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of (i) the number of shares available under the plan and the per person share limits under the plan, (ii) the number of shares covered by each outstanding sward, or (iii) the exercise price under each outstanding option.

        Administration of the Plan.    The Compensation Committee will administer the 2001 Stock Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 and awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. The Compensation Committee or a separate committee of one or more directors of the Company appointed by the Board will administer the 2001 Stock Plan with respect to all other persons and awards. The full Board administers the 2001 Stock Plan with respect to awards granted to non-employee directors. Except with respect to the automatic grant of options to our non-employee directors, the administrator has complete discretion, subject to the provisions of the 2001 Stock Plan, to authorize the grant of stock options, restricted stock and restricted stock rights under the plan and to determine the terms applicable thereto.

        The Board has the authority to amend or terminate the 2001 Stock Plan, provided that the action may not affect any award previously granted under the 2001 Stock Plan. Unless sooner terminated by our Board, the 2001 Stock Plan will terminate upon the earlier of May 17, 2020 or the date on which all shares available for issuance under the 2001 Stock Plan shall have been sold pursuant to the plan.

        Eligibility and Types of Awards Under the 2001 Stock Plan.    The 2001 Stock Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the granting to employees, directors and consultants of nonstatutory stock options, restricted stock and restricted stock purchase rights.

        Employees (including executive officers) and consultants of the Company, and any parent, subsidiary or affiliate of the Company, and non-employee directors of the Company are eligible to participate in the 2001 Stock Plan. As of March 31, 2010, approximately 300 employees (including employee directors and executive officers), three consultants and four non-employee directors are eligible to participate in the 2001 Stock Plan.

        The 2001 Stock Plan provides for the automatic grant of non-statutory options to non-employee directors. Each director that is new to the Board will automatically be granted an option to purchase 30,000 shares at the time they join the Board and, thereafter, each non-employee director will automatically be granted an additional option to purchase 15,000 shares each year following the conclusion of the annual meeting of stockholders for such year. These stock option grants vest with respect to 25% of the shares subject to the option on the one-year anniversary of the date of grant, and with respect to 1/48 of the shares subject to the option each month thereafter, provided that such stock options shall vest and become exercisable in full immediately upon a change in control of the Company.

        Stock Options.    The number of shares covered by each stock option granted to a participant will be determined by the 2001 Stock Plan administrator. Stock options granted under the 2001 Stock Plan generally vest at the rate of 1/4 of the total number of shares subject to the options on the twelve month anniversary of the date of grant and 1/48 of the total number of shares subject to the options vest each month thereafter, provided that such participant's service has not terminated prior to any vesting date. The stock option exercise price is established by the 2001 Stock Plan administrator, provided that the exercise price of any incentive stock option and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total outstanding shares of the Company, its parent or any of its subsidiaries). Unless otherwise provided by the 2001 Stock Plan administrator, stock options will generally expire 3 months following a termination of service for any reason other than death or disability and 12 months following a termination of service for death or disability. The term of a stock option shall not exceed 10 years from the date of grant (5 years for incentive stock options granted to stockholders who own more than 10% of the total outstanding shares of the Company, its parent or any of its subsidiaries).

        Restricted Stock and Restricted Stock Purchase Rights.    The 2001 Stock Plan administrator may award restricted stock or restricted stock purchase rights under the 2001 Stock Plan. Participants may be required to pay cash or other legal consideration to the Company at the time of grant of restricted stock, but the 2001 Stock Plan does not establish a minimum purchase price for shares awarded as restricted stock. The number of shares of Company common stock associated with each restricted stock grant or restricted stock purchase right will be determined by the 2001 Stock Plan administrator. Restricted stock is generally shares that are subject to forfeiture if the recipient leaves before the shares vest. A restricted stock purchase right is generally a bookkeeping entry that represents a share of Company common stock that will be issued upon vesting. The 2001 Stock Plan administrator may determine vesting provisions in its sole discretion. Restricted stock and restricted stock purchase rights will generally vest on the same basis as stock options.

        Transferability of Awards.    Stock options, unvested restricted stock and unvested restricted stock purchase rights are generally not be transferable other than by will or by the laws of descent and distribution, except as otherwise provided in the applicable award agreement and then only to the extent such transfer is otherwise permitted by applicable law. This prohibition on transfer will not prevent a participant from designating a beneficiary to exercise the rights of any award and to receive any property distributable with respect to any award upon the death of the participant.

        Change in Control.    The 2001 Stock Plan provides that in the event of a merger by us with or into another corporation or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization which may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration. Further, in the event of a merger by us with or into another corporation or other reorganization or a sale of substantially all of our assets and there is no assumption or continuation of awards, all awards shall vest and become immediately exercisable.

        U.S. Federal Income Tax Consequences.    The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the 2001 Stock Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2001 Stock Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer's particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the 2001 Stock Plan.

        A recipient of a stock option will not have taxable income upon the grant of the stock option. For non-statutory stock options, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

        For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

        A participant is not deemed to receive any taxable income at the time an award of restricted stock purchase rights is granted. When restricted stock purchase rights vest and are settled, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received.

        At the discretion of the 2001 Stock Plan administrator, the 2001 Stock Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to the Company already-owned shares.

        If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the Company's other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as "performance-based compensation" by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the Company's stockholders. The 2001 Stock Plan is structured with the intention that compensation resulting from awards under the 2001 Stock Plan may qualify as "performance-based compensation" and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the 2001 Stock Plan by the Company's stockholders. Accordingly, the Company is seeking such approval.

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present or represented by proxy and entitled to vote on the 2001 Stock Plan, together with the affirmative vote of a majority of the required quorum, is required for approval of the proposal.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE APPROVAL
OF THE AMENDED AND RESTATED 2001 STOCK PLAN.

PROPOSAL NO. 4: APPROVAL OF THE AMENDED AND RESTATED 2001 EMPLOYEE
STOCK PURCHASE PLAN

        We are asking our stockholders to approve the amendment and restatement of our 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan") to extend the term of the 2001 Purchase Plan and to continue the operation of the 2001 Purchase Plan (including the possibility of annual increases to the share reserve) through May 17, 2020 and to make certain other changes thereto.

        The 2001 Purchase Plan was originally adopted by our stockholders on July 1, 2001 and will expire on June 30, 2011 unless extended. If our stockholders approve the amendment and restatement and extension of the 2001 Purchase Plan, it will take effect on May 18, 2010 and the 2001 Purchase Plan will continue through May 17, 2020, when it will expire.

        Further, under the terms of the 2001 Purchase Plan, 300,000 shares of our common stock were originally available for issuance pursuant to the plan and this amount has increased on the first day of each fiscal year following the plan's adoption by (a) 2% of the outstanding shares of our common stock on the last day of the prior fiscal year, (b) 675,000 shares, or (c) such lesser amount as determined by our Board. We refer to this provision as the "evergreen increase". As of March 31, 2010, a total of 1,244,701 shares of our common stock have been reserved for issuance pursuant to the 2001 Purchase Plan. If our stockholders approve the amendment and restatement of the 2001 Purchase Plan, the evergreen increase provision will continue with the first day of 2011 and will run through the first day of 2020. As of March 31, 2010, the fair market value of a share of our common stock was $ 4.36.

        Participation in the 2001 Purchase Plan is at the election of employees. Therefore, the benefits and amounts that will be received or allocated under the 2001 Purchase Plan are not determinable.

        The amendment and restatement of the 2001 Purchase Plan was approved by our Board on March 29, 2010. The amended and restated 2001 Purchase Plan will become effective upon its approval by the stockholders at the Annual Meeting.

Reasons for the Proposal

        The 2001 Purchase Plan offers eligible employees the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of our common stock at a discount from the then current market price. The primary purpose of the amendment and restatement is to extend the life of the 2001 Purchase Plan and ensure that the Company will have a sufficient reserve of common stock available under the 2001 Purchase Plan to provide eligible employees of the Company and its participating affiliates with the continuing opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan. We believe that equity awards are a critical part of the compensation package offered to new, existing and key employees and are an important tool in our ability to attract and retain talented personnel. Accordingly, we are proposing to amend and restate the 2001 Purchase Plan to extend the availability of this plan for these purposes for an additional 10 years.

        The following is a summary of the principal features of the 2001 Purchase Plan assuming that stockholders approve this proposal. This summary does not purport to be a complete description of all of the provisions of the 2001 Purchase Plan. It is qualified in its entirety by reference to the full text of the 2001 Purchase Plan. A copy of the 2001 Purchase Plan has been filed with the SEC with this proxy statement, and any stockholder who desires to obtain a copy of the plan may do so by written request to the Company's Secretary at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 700, San Jose, California, 95110.

Summary of 2001 Purchase Plan

        Share Reserve.    As of March 31, 2010, a total of 1,244,701 shares of our common stock have been reserved for issuance pursuant to the 2001 Purchase Plan. On January 1, 2011 and the first day of each fiscal year thereafter for the remaining term of the plan, shares will be added to the 2001 Purchase Plan equal to the lesser of: (a) 675,000 shares; (b) 2% of our outstanding common stock on the last day of the immediately preceding fiscal year; or (c) the number of shares determined by the Board. In past years our Board has elected not to approve the full increase and, in some cases, not to approve any increase at all.

        In the event of any reorganization, recapitalization, stock split, subdivision of the outstanding shares, reverse stock split, stock dividend, declaration of a dividend payable in a form other than shares in an amount that will have a material effective on the shares, combination or consolidation of shares, merger, consolidation, offering of rights, spin-off or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares or securities available for purchase under the Plan and in the maximum number of shares or kind of securities subject to and purchase price for any option under the Plan.

        Administration of the Plan.    The 2001 Purchase Plan will be administered by the Board or by a committee appointed by the Board. The Board may amend or terminate the 2001 Purchase Plan, or any part thereof, at any time and for any reason. If the 2001 Purchase Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If options are terminated prior to expiration, all amounts then credited to participants' accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable. Unless sooner terminated by our Board, the 2001 Purchase Plan will terminate upon the earlier of May 17, 2020 or the date on which all shares available for issuance under the 2001 Purchase Plan shall have been sold pursuant to the plan.

        Eligibility.    Our employees (including officers and employee directors), or of any of our majority-owned subsidiaries designated by the Board, are eligible to participate in the 2001 Purchase Plan if we or our subsidiary employs them for at least 20 hours per week and at least five months per year. As of March 31, 2010, 176 employees were eligible to participate in the 2001 Purchase Plan, of which four were executive officers of the Company.

        Offerings.    Under the 2001 Purchase Plan, eligible employees may purchase common stock through payroll deductions, which in any event may not exceed 10% of an employee's compensation, at a price equal to the lower of 85% of the fair market value of the common stock at the beginning of each offering period or on any purchase date. Employees may reduce their contributions in the 2001 Purchase Plan at any time during an offering period but can only increase their contributions at the beginning of the next offering period. A participant may withdraw at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not subsequently participate in the same offering. Participation ends automatically on termination of employment and, in certain cases, following a leave of absence or a temporary period of ineligibility.

        The 2001 Purchase Plan will be implemented by a series of overlapping offering periods of 24 months' duration, with new offering periods commencing on February 1 and August 1 of each year. Each offering period will consist of four consecutive purchase periods of six months' duration, and at the end of each six month period an automatic purchase will be made for participants. Subject to the limitations below, the number of shares of our common stock a participant purchases during each purchase period is determined by dividing the total amount of payroll deductions withheld from the participant's paychecks during the purchase period by the purchase price. If the fair market value of the common stock on a purchase date is less than the fair market value at the beginning of the offering period, each participant in the 2001

Purchase Plan shall automatically be withdrawn from the offering period as of the end of the purchase date and re-enrolled in the new twenty-four month offering period beginning on the first business day following the purchase date.

        Limitations Under the Plan.    Under the 2001 Purchase Plan no employee shall be granted an option if immediately after the grant the employee would own stock and/or hold outstanding options to purchase stock equaling 5% or more of the total voting power or value of all classes of our stock or its subsidiaries. In addition, no employee shall be granted an option under the 2001 Purchase Plan if the option would permit the employee to purchase stock under all our employee stock purchase plans and our subsidiaries in an amount that exceeds $25,000 of fair market value for each calendar year in which the option is outstanding at any time. In addition, the 2001 Purchase Plan limits the amount of shares that any participant can purchase on a purchase date to 12,500 shares. No purchase rights granted under the 2001 Purchase Plan will be transferable by the participant, except by will or the laws of inheritance following a participant's death.

        Change In Control.    The 2001 Purchase Plan provides that in the event of our merger or consolidation with or into another corporation or a sale of all or substantially all of our assets, each right to purchase stock under the Purchase Plan will be automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will generally be equal to 85% of the lesser of the fair market value of our common stock on (i) the first day of the relevant offering period or (ii) the day immediately prior to consummation of the transaction.

        U.S. Federal Income Tax Consequences.    The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the 2001 Purchase Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2001 Purchase Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer's particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the 2001 Purchase Plan.

        The 2001 Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, due to the grant of the option at the beginning of an offering or the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the shares purchased under the 2001 Purchase Plan are sold or otherwise made the subject of disposition.

        A sale or other disposition of shares purchased under the 2001 Purchase Plan will be a disqualifying disposition if it is made within 2 years after the first day of the offering period pursuant to which the shares were purchased or 1 year after the purchase date.

        If the participant makes a disqualifying disposition of shares purchased under the 2001 Purchase Plan, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition and the Company will be entitled to an income tax deduction for the same amount for the taxable year of the Company in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Internal Revenue Code. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares. Any additional gain (or loss) on the disposition will be a capital gain (or loss) to the participant.

        If the participant disposes of shares purchased under the 2001 Purchase Plan after satisfying the holding period outlined above (a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price or (ii) 15% of the fair market value of the shares on the first day of the offering period pursuant to which the shares were purchased. This amount of ordinary income will be added to the basis in the shares and any gain (or loss) recognized upon the disposition will be a long-term capital gain (or loss).

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present or represented by proxy and entitled to vote on the 2001 Purchase Plan, together with the affirmative vote of a majority of the required quorum, is required for approval of the proposal.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE APPROVAL
OF THE AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership, as of March 31, 2010, of (i) each person known to us to be the beneficial holder of more than 5% of our outstanding common stock, (ii) each director and each director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table on page 25 of this proxy statement, and (iv) all executive officers and directors as a group. Except as otherwise indicated, the address for each person listed as a director or executive officer is c/o PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, California 95110. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power, or shares such powers with his spouse, with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (1)(2)
5% Stockholders:
T. Rowe Price Associates, Inc.	2,679,101	9.90
100 E. Pratt Street
Baltimore, Maryland 21202(3)
FMR LLC	2,230,000	8.24
82 Devonshire Street
Boston, Massachusetts 02109(4)
Wellington Management Company, LLP	1,984,800	7.33
75 State Street
Boston, MA 02109(5)
Artis Capital Management, L.P.	1,844,446	6.81
One Market Plaza
Steuart Street Tower, Suite 2700
San Francisco, CA 94105(6)
John K. Kibarian(7)	2,567,474	9.46
Kimon W. Michaels(8)	1,453,164	5.37
Directors and Named Executive Officers:
John K. Kibarian(7)	2,567,474	9.46
Keith A. Jones(9)	35,166	*
Joy E. Leo(10)	153,652	*
Kimon W. Michaels(8)	1,453,164	5.37
Lucio L. Lanza(11)	455,838	1.67
David A. Joseph(12)	235,362	*
R. Stephen Heinrichs(13)	96,562	*
Albert Y.C. Yu(14)	5,257	*
Thomas Caulfield(15)	5,893	*
All directors and executive officers as a group (10 persons)(16)	5,223,044	18.79

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned also includes ownership of which the named person has the right to acquire, through conversion, option and warrant exercise or otherwise, within 60 days after March 31, 2010.

(2)
Percentage of beneficial ownership is based on 27,066,408 shares outstanding as of March 31, 2010. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after March 31, 2010, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)
Based solely on the Schedule 13G Amendment No. 6 filed on February 11, 2010 (the "13G Amendment"). These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Stock Fund, Inc. (which owns 1,350,000 shares, representing 5% of the shares outstanding as of filing of the 13G Amendment), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Based solely on the Schedule 13G Amendment No. 3 filed on February 16, 2010 by FMR LLC ("FMR"). The Schedule 13G Amendment indicates (i) that FMR is a parent holding company for Fidelity Management & Research Company ("Fidelity"), and (ii) that Fidelity Small Cap Stock Fund, an investment company of Fidelity, is the entity which has sole dispositive power over 2,230,000 shares.

(5)
Based solely on the Schedule 13G Amendment No. 2 filed on February 12, 2010 by Wellington Management Company, LLP ("Wellington"). The Schedule 13G indicates (i) that Wellington may be deemed to beneficially own the 1,984,400 shares which are held of record by Wellington clients, and (ii) that Wellington shares voting power over 1,431,300 shares and dispositive power over 1,984,800 shares.

(6)
Based solely on the Schedule 13G Amendment No. 1 that was jointly filed on February 16, 2010 by Artis Capital Management, L.P. ("Artis"), Artis Capital Management, Inc. ("Artis Inc.") and Stuart L. Peterson The Schedule 13G indicates (i) that Artis, Artis Inc., and Mr. Peterson share voting power and dispositive power over 1,844,446 shares, and (ii) that Artis, Artis Inc. and Mr. Peterson each disclaim beneficial ownership of the Company stock, except to the extent of that person's pecuniary interest therein.

(7)
Includes 80,000 shares issuable upon the exercise of vested stock options

(8)
Includes 14,343 shares issuable to Dr. Michaels and 695 shares issuable to Dr. Michaels' spouse upon the vesting of restricted stock rights, and 8,446 shares owned by Dr. Michaels' spouse. Excludes 63,694 shares owned by Dr. Michaels's spouse of which Dr. Michaels disclaims beneficial ownership.

(9)
Includes 2,926 shares issuable upon the vesting of restricted stock rights.

(10)
Includes 137,498 shares issuable upon the exercise of vested stock options

(11)
Includes 223,122 shares issuable upon the exercise of vested stock options, and 121,720 shares owned by Lanza techVentures, an early stage venture capital and investment firm of which Mr. Lanza is the managing director.

(12)
Includes 2,332 shares issuable upon the vesting of restricted stock rights.

(13)
Shares issuable upon the exercise of vested stock options.

(14)
Includes 2,445 shares issuable upon the vesting of restricted stock rights.

(15)
Includes 1,340 shares issuable upon the vesting of restricted stock rights.

(16)
Consists of 4,486,168 shares, 722,120 shares issuable upon the exercise of vested stock options, and 14,756 shares issuable upon the vesting of restricted stock rights held by our directors and executive officers.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Fabbrix, Inc.

        On May 23, 2007, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Fabbrix, Inc., ("Fabbrix") and PDF Acquisition Corp., a wholly-owned subsidiary of the Company, pursuant to which the Company acquired all of the outstanding capital stock of Fabbrix, (the "Merger"). The Merger was completed on May 24, 2007 (the "Merger Closing"), and the escrow was distributed to the Fabbrix stockholders pursuant the Merger Agreement on November 24, 2008, including to Mr. Lucio Lanza, a director and Chairman of the Board, and an entity affiliated with Mr. Lanza, Lanza techVentures. Under the terms of the Merger Agreement, the Company paid a total of $2.7 million in cash and 271,531 shares of the Company's common stock at the Merger Closing.

        Immediately prior to the Merger, Mr. Lanza served as President, Chief Executive Officer and Chairman of the Board of Fabbrix. Mr. Lanza also held shares of capital stock of Fabbrix, both individually and through his venture capital firm, Lanza techVentures. In connection with the Merger, Mr. Lanza received $353,000 in cash and 35,722 shares of the Company's common stock at the Merger Closing. In connection with the Merger, Lanza techVentures received $1.2 million in cash and 121,720 shares of the Company's common stock at the Merger Closing. In addition, out of the merger consideration, Lanza techVentures received from Fabbrix $416,000 in cash as repayment of certain bridge loans previously made to Fabbrix.

        To evaluate a transaction with Fabbrix, the Board established a special committee consisting exclusively of independent directors (the "Special Committee"). The Special Committee reviewed, evaluated and directed the negotiation of the Merger and the Merger Agreement and recommended to the Board that the Company enter into the Merger Agreement. Mr. Lanza did not participate on behalf of the Company in any actions with respect to the transaction and the Merger Agreement, and did not participate in any deliberations or other activities of the Special Committee. Also, please see "Director Independence" in this proxy statement for a discussion of the Board's decisions in May 2007 and in April 2009 regarding Mr. Lanza's status as an "independent director" on the Board.

Limitation of Liability and Indemnification Matters

        As permitted by the Delaware general corporation law, we have included a provision in our amended and restated certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.

        In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors' and officers' insurance if available on reasonable terms. We have filed our forms of indemnification agreement on the SEC's website at www.sec.gov. We have obtained directors' and officers' liability insurance in amounts comparable to other companies of our size and in our industry.

Other Transactions

        We have granted options to some of our officers and directors. Please see "Executive Compensation" and "Director Compensation" in this proxy statement. We have also entered into acceleration agreements with certain of our officers and directors. Please see "Potential Payments Upon Termination or Change-in-Control" and "Director Compensation" in this proxy statement.

Review, Approval or Ratification of Transaction with Related Persons

        Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors, its officers, its employees, and members of their respective families. While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company's Code of Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to our Compliance Officer. In addition, each officer and director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, the "Reporting Persons") to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2009, all Reporting Persons complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2009 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 1996 Stock Option Plan, the 1997 Stock Plan, 2001 Stock Plan, the Stock Option/Stock Issuance Plan and the 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan").

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders(1)	3,639,628		$6.31	7,166,523	(2)(3)(4)
Equity Compensation Plans Not Approved by Stockholders	209,695	(5)	$8.13	388,919	(5)

Total	3,849,323			7,555,442

(1)
For a description of these plans, see Note 8 to our Consolidated Financial Statements in our Annual Report on Form 10-K/A for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 18, 2010.

(2)
Includes 5,611,915 shares available for issuance pursuant to options and stock purchase rights under the 2001 Stock Plan. The 2001 Stock Plan includes an "evergreen" feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years, equal to the lesser of 3,000,000 shares, 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by the Board. If our stockholder approve the proposal to amend, restate and extend the term of the plan, the evergreen future will continuing through the first day of our fiscal year 2020.

(3)
Includes 1,554,608 shares available for issuance under the 2001 Purchase Plan. The 2001 Purchase Plan, designed to comply with Internal Revenue Code Section 423, includes an "evergreen" feature which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years, equal to the lesser of 675,000 shares, 2% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by our Board. If our stockholder approve the proposal to amend, restate and extend the term of the plan, the evergreen future will continuing through the first day of our fiscal year 2020.

(4)
Other than in connection with outstanding awards, no shares remain available for issuance pursuant to either of the 1996 Stock Option Plan or the 1997 Stock Plan.

(5)
Consists of the Stock Option/Stock Issuance Plan which was assumed by us upon the acquisition of IDS Software Systems, Inc. Stock options granted under the plan generally vest with respect to 25% of the shares subject to the option one year after the date of grant and then 1/48 of the shares subject to the option each month thereafter, subject to the optionees continued service with the Company. Options generally expire 10 years after the grant date. The vesting for certain options is accelerated upon a change in control.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This Compensation Discussion and Analysis describes our compensation program as it relates to our Named Executive Officers set forth below in the Summary Compensation Table. In this Compensation Discussion and Analysis, we first discuss the objectives of our executive compensation program. Next, we review the process our Compensation Committee follows in deciding how to compensate our Named Executive Officers. We then provide a brief overview of the specific elements of our compensation program. Lastly, we present a detailed discussion and analysis of our Compensation Committee's specific decisions about the compensation of our Named Executive Officers for fiscal year 2009.

Objectives of Our Executive Compensation Program

        The design and operation of our executive compensation program reflect the following objectives, established by our Compensation Committee with input from our Board and other management team members:

  •
  to recruit and retain talented leadership;

  •
  to tie executive compensation with stockholder value;

  •
  to emphasize performance-based compensation that is progressively weighted with seniority level; and

  •
  to maintain an executive compensation program that encourages our Named Executive Officers to adhere to high ethical standards.

How Our Executives' Compensation is Determined

        Our Compensation Committee develops, reviews and approves each element of compensation for each of our Named Executive Officers. The Compensation Committee also regularly assesses the effectiveness and competitiveness of the program and the elements that we use to determine compensation.

        In the first quarter of each year, the Compensation Committee generally reviews the previous year's performance of each of our Named Executive Officers. In connection with this review, the Compensation Committee generally reviews and adjusts, as appropriate, annual base salaries for our Named Executive Officers, determines their annual discretionary incentive bonuses based on their prior year's performance and reviews their total compensation against market data. The Compensation Committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to the Company's compensation programs and practices generally. The Compensation Committee considers, but is not bound to accept, management's recommendations with respect to Named Executive Officer compensation.

        The Compensation Committee discusses our Chief Executive Officer's compensation package with him, but makes decisions with respect to his compensation without him present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our Named Executive Officers.

        Our Compensation Committee reports to our Board on the major items covered at each Compensation Committee meeting.

        In making compensation decisions, it has been the practice of the Compensation Committee to review the historical levels of each element of a Named Executive Officer's total compensation and to compare each element with that of other named executive officers in an appropriate market comparison group, which includes other comparable high-technology companies within our industry of similar size in terms of revenue and market capitalization. In past years, the comparison of each Named Executive Officer's compensation to market compensation data has been prepared by our internal human resources staff. Our staff has referred to, among other things, market data obtained from both Radford High-Tech Executive Surveys and proxy data from peer companies. This data has then been presented to our Chief Executive Officer and the Compensation Committee in accordance with the process described above. For fiscal year 2009, the Compensation Committee did not review peer-based market data.

        Even though the Compensation Committee has, in the past, reviewed market compensation data, we do not believe that it is appropriate to establish compensation levels based solely on benchmarking. Our Compensation Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and carefully evaluating each Named Executive Officer's performance during the year against leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. While competitive market compensation paid by other companies is one of the many factors that the Compensation Committee considers in assessing the reasonableness of compensation, the Compensation Committee does not attempt to maintain a certain target percentile within a peer group or otherwise rely entirely on that data to determine Named Executive Officer compensation. Instead, the Compensation Committee incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment. We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives, however we do not rigidly apply any particular apportionment goal and it does not control our compensation decisions. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our Named Executive Officers to deliver superior performance and to retain them to continue their careers with the Company on a cost-effective basis.

        Our Compensation Committee considers the possible tax consequences to the Company and to its executives of our compensation programs, the accounting consequences to the Company of different compensation decisions and the impact of such decisions on stockholder dilution. With respect to the tax consequences to the Company, the Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our Named Executive Officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is qualified performance based compensation within the meaning of Section 162(m). Where reasonably practicable, our Compensation Committee and Board seeks to qualify the variable compensation paid to our Named Executive Officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for our Named Executive Officers, our Compensation Committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible or that lead to a particular accounting result or level of stockholder dilution.

        Our Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals.

Elements of Our Executive Compensation Program

        We maintain an executive compensation program for our Named Executive Officers comprised of fixed and performance-variable elements. There are four main elements of each Named Executive Officer's total compensation that address and fulfill the objectives set forth above. These elements, described in more detail below, are:

  •
  base salary;

  •
  annual discretionary incentive bonus;

  •
  long-term equity incentives; and

  •
  perquisites, health and welfare benefits and other compensation.

        The compensation that each Named Executive Officer receives is a combination of these elements. The Company has chosen these elements because they align the interests of our stockholders with those of our Named Executive Officers by focusing on compensation that includes pay that links individual performance to the Company's performance, short-term and long-term performance goals, equity-based benefits that promote an ownership mentality with the Company, and benefits that ensure healthy and productive employees.

Named Executive Officers' Fiscal Year 2009 Compensation

Base Salaries

        In general, base salaries for our Named Executive Officers are initially established through arms-length negotiation at the time the executive is hired, taking into account such executive's qualifications, experience, prior salary and competitive salary information for companies that are comparable to ours. Base salaries of our Named Executive Officers are reviewed annually and adjustments to base salaries are based on the scope of an executive's responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases generally take into account the Named Executive Officer's current salary and the amounts paid to the Named Executive Officer's peers outside the company. In addition to considering the competitive pay practices of other companies, we also consider the amounts paid to a Named Executive Officer's peers inside the Company by conducting an internal analysis which compares the pay of each Named Executive Officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective and contingent on the achievement of performance objectives.

        Due to market conditions, the Compensation Committee decided not to increase the base salary of any Named Executive Officer for fiscal year 2009. The base salaries paid to all of our Named Executive Officers for 2009 are set forth in the "Summary Compensation Table" below.

Annual Discretionary Incentive Bonuses

        It is the Compensation Committee's objective to ensure that performance bonuses made to the Named Executive Officers are tied to the Company's overall financial performance and stockholder value. The Company's practice has been to determine and pay annual discretionary incentive bonuses for performance during a particular fiscal year following the end of the fiscal year. Such determination is made within the complete discretion of the Compensation Committee, based on the Compensation Committee's retrospective review of both the Company's performance and the individual Named Executive Officer's performance for the fiscal year. No pre-established formula is followed by the Compensation Committee for determining whether and the extent to which any employee may receive a bonus. More specifically, the

Compensation Committee does not prospectively establish individual or Company-wide qualitative or quantitative targets that must be achieved in order for Named Executive Officers to earn a bonus under the annual discretionary incentive bonus program. This structuring of discretionary performance bonuses based on a pay-for-performance method motivates and rewards the Named Executive Officers for their contributions to strong annual business performance by making a substantial portion of their total cash compensation received variable and dependent upon the Company's annual financial performance, as determined at the discretion of the Compensation Committee.

        Due to market conditions, the Compensation Committee decided not to award any annual discretionary incentive bonuses in fiscal year 2009 for fiscal year 2008 performance.

        The employment agreement entered into by and between the Company and Joy Leo effective July 9, 2008 provides that, during the first 12 months of Ms. Leo's employment with the company, Ms. Leo will be entitled to a guaranteed minimum retention bonus payout equal to $165,000, with a pro rata portion paid following the end of fiscal year 2008, provided Ms. Leo is employed through December 31, 2008, and the remaining portion paid following the end of fiscal year 2009, provided Ms. Leo is employed through December 31, 2009.

Long-Term Equity Incentives

        The goals of our long-term, equity-based incentive awards are to align the interests of our Named Executive Officers with the interests of our stockholders and to provide each Named Executive Officer with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. Because vesting is based on continued service, our equity-based incentives also facilitate the retention of our Named Executive Officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, our Compensation Committee may take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the Company, the size of prior grants and competitive market data. Based upon some or all of these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

        To reward and retain our Named Executive Officers in a manner that best aligns employees' interests with stockholders' interests, our Compensation Committee uses stock options as the primary incentive vehicle for long-term compensation opportunities. We believe that issuing stock options is an effective tool to meet one of the objectives of our compensation program by increasing long-term stockholder value through the tying of the value of the stock options to our future financial performance. Because stock option recipients are only able to profit from stock options if our stock price increases relative to the stock option's exercise price, we believe that stock options provide meaningful incentives to achieve an increase in the overall value of our stock over time.

        Consistent with the process in place in prior years, annual grants of options to the Named Executive Officers are typically approved by the Compensation Committee during the fourth quarter of the year. While the vast majority of stock option awards to our Named Executive Officers have been made pursuant to this annual process, the Compensation Committee retains the discretion to make stock option awards to Named Executive Officers at other times, including in connection with the hiring of a Named Executive Officer, for retention purposes or for other circumstances recommended by management or the Compensation Committee.

        Consistent with the practice for all of our employees, the exercise price of each stock option grant made to a Named Executive Officer is the fair market value of the Company's common stock on the grant date, which our equity incentive plans determine to be the closing price of our common stock on the NASDAQ Global Market on the date of grant. Except as otherwise described in this proxy statement, stock option awards to our Named Executive Officers typically vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of grant and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter.

        In fiscal year 2009, our Compensation Committee granted stock options to our Named Executive Officers as follows:

Name	Title	Shares	Exercise Price per Share*
Keith A. Jones	Vice President of Finance and Chief Financial Officer	23,000	$3.62
Joy E. Leo	Chief Administration Officer	50,000	$3.62
David A. Joseph	Chief Strategy Officer	35,000	$3.62

*
On October 13, 2009, the Compensation Committee approved the stock option grants with a grant effective date of the second business day following the Company's release of its 3rd quarter earnings (October 29, 2009). The exercise price per share for each of the stock options is equal to the closing price of the Company's common stock on October 29, 2009.

        Each stock option will vest and become exercisable at the rate of 1/4th of the total number of shares subject to the stock option on the 12-month anniversary of October 29, 2009, and 1/48th of the total number of shares subject to the stock option on the same day of each month thereafter for so long as the recipient remains in continuous service.

        Further, in an effort to reduce the overhang of outstanding stock options and to incentivize and retain individuals providing services to the Company and its subsidiaries, on November 17, 2009, the Company offered each holder of outstanding Company stock options granted under the Company's 2001 Stock Plan with exercise prices equal to or greater than $4.75 per share the right to tender such stock options for cancellation in exchange for restricted stock rights granted under the Company's 2001 Stock Plan. The number of restricted stock rights granted in exchange for each eligible stock option grant surrendered was determined based upon the following exchange ratio:

Exercise Price of Stock Option	Exchange Ratio Option Shares to Restricted Stock Right
$4.75 - $5.99	2 to 1
$6.00 - $9.99	3 to 1
$10.00 +	4 to 1

        Further, pursuant to the tender offer, restricted stock rights received in exchange for cancelled options will vest with respect to 1/4 of the total shares subject to the restricted stock rights on each of March 15, 2010, September 15, 2010, March 15, 2011 and September 15, 2011, subject to continued service through each vesting date.

        The offer included our Named Executive Officers and our Vice President of Finance and Chief Financial Officer, Keith Jones, and our Chief Strategy Officer, David Joseph elected to participate in the exchange. In deciding whether to make the offer, our Board considered a variety of alternatives to address the issues of the stock option overhang and the significant number of out-of-the-money options. Ultimately, our Board determined that, by exchanging stock options according to the terms of the offer, the Company would reduce the number of shares of stock subject to equity awards, thereby reducing potential dilution to our stockholders. Additionally, the Board determined that some option holders could benefit from the opportunity to choose between what we believe is the more certain benefit associated with restricted stock rights and the potentially more valuable, though less certain, benefit those holders may realize by retaining their stock options. By providing for the grant of replacement awards consisting of restricted stock rights rather than new at-the-money stock options, the Board also sought to strengthen the Company's equity-based retention incentives while further aligning our existing equity compensation programs with our overall compensation philosophy.

Perquisites, Health and Welfare Benefits and Other Compensation

        The establishment of competitive benefit packages for our Named Executive Officers is an important factor in attracting and retaining highly qualified personnel. Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that the company has a productive and focused workforce through reliable and competitive health and other benefits.

        We do not generally provide significant perquisites or personal benefits to our Named Executive Officers.

Change of Control Agreements

        The Company's 2001 Stock Plan provides that, except as otherwise provided in the applicable equity award agreement, if the successor that results from a change of control of the Company does not assume or continue equity awards that are outstanding under the Company's 2001 Stock Plan, such equity awards will become fully vested and, if applicable, exercisable immediately upon such event. The employment agreement entered into by and between the Company and Joy Leo effective July 9, 2008 provides that any outstanding stock options and/or restricted stock held by Ms. Leo at the time of a change of control of the Company will immediately become fully vested and, if applicable, exercisable upon such event.

Stock Ownership Guidelines

        We have not adopted stock ownership guidelines. We currently do not require our directors or executive officers to own a particular amount of our common stock. Our Compensation Committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group's interests with those of our stockholders.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis contained in this proxy statement, or the CD&A, with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

                      THE COMPENSATION COMMITTEE OF THE
                      BOARD OF DIRECTORS OF PDF SOLUTIONS,
                      INC.:
                      Albert Y.C. Yu, Ph.D., Chair
                      Thomas Caulfield, DES
                      R. Stephen Heinrichs

The information contained in the Compensation Committee Report shall not be deemed to be "soliciting material," to be "filed" with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors currently consists of, Albert Y.C. Yu, Ph.D. (Chair), Thomas Caulfield, DES, and R. Stephen Heinrichs. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

        The table that follows shows the compensation earned by (a) the person who served as our Chief Executive Officer during the fiscal year ended December 31, 2009; (b) the person who served as our Chief Financial Officer during the fiscal year ended December 31, 2009; and (c) the three other most highly compensated executive officers who were serving as executive officers on December 31, 2009. Collectively, these are our Named Executive Officers.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
John K. Kibarian	2009	250,000	—		—		300		250,300
Chief Executive Officer,	2008	250,000	—		56,800	—	200		307,000
President and Director	2007	250,000	—		—	—	200		250,200
Keith A. Jones	2009	200,000	—		107,800	45,300	200		353,300
Vice President of Finance and	2008	200,000	10,000		272,600	—	200		482,800
Chief Financial Officer	2007	200,000	—		—	174,500	7,900	(3)	382,400
Joy E. Leo	2009	270,000	89,400	(4)	—	98,600	300		458,300
Chief Administrative Officer	2008	125,800	75,600	(4)	—	825,000	100		1,026,500
	2007	—	—		—	—	—
David A. Joseph	2009	246,000	—		142,600	69,000	800		458,400
Chief Strategy Officer	2008	246,000	12,000		273,400	—	800		532,200
	2007	246,000	—		—	199,400	400		445,800
Kimon W. Michaels	2009	210,000	—		135,600	—	200		345,800
Vice President, Design for	2008	210,000	10,000		277,700	—	200		497,900
Manufacturability and Director	2007	210,000	—		—	149,600	200		359,800

(1)
The amounts in these columns reflect the aggregate grant date fair value for financial statement reporting purposes for stock options and restricted stock rights granted in that fiscal year as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual value that may be realized by the Named Executive Officers. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing stock option awards, refer to the Note to the consolidated financial statements contained in the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year in which the stock option was granted titled "Stockholder's Equity". Please also refer to the Grants of Plan-Based Awards Table in this proxy for information on awards made in fiscal year 2009.

(2)
Unless indicated otherwise, amounts listed under "All Other Compensation" represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the applicable fiscal year. There is no cash surrender value under these life insurance policies.

(3)
This amount includes a payment for earned sabbatical and the dollar value of premiums for term life insurance paid by us on behalf of Mr. Jones ($193).

(4)
This amount represents a retention bonus agreed to through arms-length negotiation at the time Ms. Leo was hired and set forth in the offer letter between Ms. Leo and the Company effective as of July 9, 2008. In agreeing to this retention bonus, the Company took into account Ms. Leo's qualifications, experience, prior salary and competitive salary information for companies that are comparable to ours.

 GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2009

        The following table shows grants of restricted stock rights and stock option awards made to our Named Executive Officers during the fiscal year ended December 31, 2009.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
John K. Kibarian	—	—	—	—	—
Chief Executive Officer, President and Director
Keith A. Jones	10/29/09	—	23,000	$3.62	$34,000
Vice President of Finance and Chief Financial Officer	12/15/09	12,834	—	—	$107,800
Joy E. Leo	10/29/09	—	50,000	$3.62	$73,900
Chief Administrative officer
David A. Joseph	10/29/09	—	35,000	$3.62	$51,700
Chief Strategy Officer	12/15/09	26,668	—	—	$142,600
Kimon W. Michaels	12/15/09	—	36,667	—	$135,600
Vice President, Design for
Manufacturability and Director

(1)
The amounts in this column reflects the aggregate grant date fair value for financial statement reporting purposes for stock options and restricted stock rights granted in that fiscal year as determined in accordance with the FASB ASC Topic 718.

        On June 10, 2008, the Company offered each holder of outstanding Company stock options with exercise prices equal to or greater than $10.00 per share the right to tender such stock options for cancellation in exchange for restricted stock rights granted under the Company's 2001 Stock Plan based upon a 4.2 stock option shares to 1.0 restricted stock right exchange ratio. Pursuant to the tender offer, restricted stock rights received in exchange for cancelled options would be subject to vesting schedules ranging from 15 months to 51 months from the date of grant of the restricted stock rights (which schedule applied would depend on when the stock options that would be cancelled in exchange for the restricted stock rights were originally granted). On August 18, 2008 and pursuant to the offer, the Company accepted for exchange stock options to purchase an aggregate of approximately 3.3 million shares of the Company's common stock from 210 eligible participants, representing approximately 74% of the shares subject to stock options that were eligible to be exchanged in connection with the tender offer as of August 18, 2008. Upon the terms and subject to the conditions set forth in the offer, the Company issued restricted stock rights covering an aggregate of 793,480 shares of the Company's common stock in exchange for the options surrendered pursuant to the Offer.

        On December 15, 2009, the Company offered each holder of outstanding Company stock options with exercise prices equal to or greater than $4.75 per share the right to tender such stock options for cancellation in exchange for restricted stock rights granted under the Company's 2001 Stock Plan based upon a (i) 4 stock options share to 1 restricted stock right exchange ratio for options with an exercise price equal to or greater than $10.00 per share: (ii) 3 stock option shares to 1 restricted stock right exchange ratio for options with an exercise price between $6.00 and $9.99 per share and (iii) 2 stock option shares to 1 restricted stock right exchange ratio for options with an exercise price between $4.75 and $5.99 per share.

Further, pursuant to the tender offer, restricted stock rights received in exchange for canceled options will vest with respect to 1/4 of the total shares subject to the restricted stock rights on each of March 15, 2010, September 15, 2010, March 15, 2011 and September 15, 2011, subject to continued service through each vesting date. On December 16, 2009 and pursuant to the terms of the offer, we issued restricted stock rights covering an aggregate of 624,941 shares of the Company's common stock in exchange for stock options to purchase an aggregate of approximately 1.9 million shares of the Company's common stock that were tendered from 131 eligible participants, representing approximately 60% of the shares subject to options that were eligible to be exchanged in the offer as of December 15, 2009.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2009

        The following table shows the outstanding equity awards of each of our Named Executive Officers as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John K. Kibarian	80,000	—		$6.39	04/20/2013
Chief Executive Officer, President and Director
Keith A. Jones		23,000	(1)	$3.62	10/28/2019	38,027		$146,400
Vice President of Finance and Chief Financial Officer
Joy E. Leo	106,249	193,751	(2)	$4.88	07/17/2018	—
Chief Administrative Officer	—	50,000	(3)	$3.62	10/28/2019	—
David A. Joseph	—	35,000	(3)	3.62	10/28/2019	38,673	(4)	$148,900
Chief Strategy Officer
Kimon W. Michaels	—	—		$—	—	47,619	(5)	$183,300
Vice President, Design for
Manufacturability and Director

(1)
As initially reported in a Current Report on Form 8-K filed by us on March 5, 2010 and updated in a Current Report on Form 8-K filed by us on March 23, 2010, Mr. Jones resigned as our Chief Financial Officer and Vice President, Finance on March 1, 2010, effective on March 18, 2010 following the filing of our Form 10-K/A.

(2)
Of the original grant of 300,000 shares, 106,249 have vested and 1/48 of the total shares will vest and become exercisable on a monthly basis.

(3)
1/4 of the shares will vest on October 29, 2011 and 1/48 of the total shares will vest and become exercisable on a monthly basis thereafter.

(4)
Mr. Joseph's 38,673 restricted stock rights will vest as follows:

(a)
As to 3,968 shares: 25% will vest on May 15, 2010, and 25% will vest every six months thereafter.

(b)
As to 8,037 shares: 16.67% will vest on May 15, 2010 and 16.66% will vest every six (6) months thereafter.

(c)
As to 26,668 shares: 25% vested on March 15, 2010 and 25% will vest every six (6) months thereafter.

(5)
Mr. Michael's 47,619 restricted stock rights will vest as follows:

(a)
As to 3,809 : 25% will vest on May 15, 2010 and 25% will vest every six (b) months thereafter

(b)
As to 7,143: 16.67% will vest on May 15, 2010 and 16.66% will vest every six (6) months thereafter

(c)
As to 36,667: 33.3% will vest on September 15, 2010 and 33.3% will vest every six (6) months thereafter

 OPTION EXERCISES AND STOCK VESTED IN THE FISCAL YEAR 2009

        The following table shows the restricted stock rights held by our Named Executive Officers that vested in fiscal year 2009. There were no options exercised by our Named Executive Officers in 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John K. Kibarian	23,810	$65,000
Keith A. Jones	15,523	$42,400
Joy E. Leo	—	—
David A. Joseph	23,714	$64,700
Kimon W. Michaels	40,003	$109,200

Potential Payments Upon Termination or Change-in-Control

        On December 15, 2009, the Company granted restricted stock rights to certain of the Named Executive Officers, each of which provide that, in the event of a change in control of the Company, any unvested portion of the stock purchase right will fully vest.

        The table below shows the value of the potential acceleration of vesting that would have been made to a Named Executive Officer had a change in control hypothetically occurred on the last business day of fiscal year 2009 (i.e. December 31, 2009). The value below was determined by multiplying the number of unvested shares subject to restricted stock rights as of December 31, 2009 by the closing price of the Company's common stock on December 31, 2009 ($3.85). Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a change in control can only be determined at the time of a change in control.

Name	Value of Accelerated Restricted Stock Rights ($)
John K. Kibarian	—
Keith A. Jones(1)	146,400
Joy E. Leo	—
David A. Joseph	148,900
Kimon W. Michaels	183,300

(1)
As initially reported in a Current Report on Form 8-K filed by us on March 5, 2010 and updated in a Current Report on Form 8-K filed by us on March 23, 2010, Mr. Jones resigned as our Chief Financial Officer and Vice President, Finance on March 1, 2010, effective on March 18, 2010 following the filing of our Form 10-K/A.

Director Compensation

        Directors who are also our employees are not paid an annual retainer, nor are they compensated for serving on the Board. Information regarding compensation otherwise received by our directors who are also executive officers is provided in "Executive Compensation" in this proxy statement.

        Our non-employee directors receive the following cash compensation for their services to the Board:

  •
  an annual cash retainer fee in the amount of $25,000;

  •
  per meeting fees of $1,500 per board meeting ($500 for telephone participation); and

  •
  per meeting fees of $1,000 per committee meeting ($500 for telephone participation).

        The Chairman of the Board receives additional fees consisting of an annual cash retainer in the amount of $30,000 plus an option to purchase 30,000 shares a year. Committee chairpersons receive additional fees, pro-rated where appropriate, as follows: the Audit and Corporate Governance Committee Chair receives an annual cash retainer in the amount of $10,000 plus an option to purchase 10,000 shares per year; the Compensation Committee Chair receives an annual cash retainer in the amount of $5,000 plus an option to purchase 7,500 shares per year; and the Nominating Committee Chair receives an annual cash retainer in the amount of $5,000 plus an option to purchase 5,000 shares per year. All directors are reimbursed for reasonable travel expenses incurred in connection with attending Board and committee meetings. Our 2001 Stock Plan provides for the automatic grant of non-statutory options to non-employee directors. Each director that is new to the Board will be granted an option to purchase 30,000 shares at the time they join the Board. In addition, pursuant to the terms of our 2001 Stock Plan, each non-employee director receives an option to purchase 15,000 shares each year following the conclusion of the annual meeting of stockholders for such year. These annual option grants vest with respect to 25% of the shares subject to the option on the one-year anniversary of the date of grant, and with respect to 1/48 of the shares subject to the option each month thereafter, subject to the director's continued service with the Company.

        Our non-employee directors received the following compensation during the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total($)
Thomas Caulfield, DES	45,500	48,300	24,700	118,500
R. Stephen Heinrichs	60,000		43,300	103,300
Lucio L. Lanza	69,500		55,600	125,100
Albert Y.C. Yu, Ph.D.	41,000	43,300	68,100	152,400

(1)
The amounts in these columns reflect the aggregate grant date fair value for financial statement reporting purposes for stock options and restricted stock rights granted in that fiscal year as determined in accordance with the FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual value that may be realized by our directors. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing stock option awards, refer to the Note to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year in which the stock option was granted titled "Stockholder's Equity". The outstanding options held by each director at 2009 fiscal year end were: Dr. Caulfield (20,000); Mr. Heinrichs (157,945); Mr. Lanza (302,500); and Dr. Yu (22,500). The outstanding and unvested restricted stock rights held by each director at 2009 fiscal year end were: Dr. Caulfield (15,537), and Dr. Yu (23,541).

        On November 17, 2005, we entered into acceleration agreements (each, an "Acceleration Agreement") with each of Lucio L. Lanza, Albert Y.C. Yu, Ph.D., and R. Stephen Heinrichs pursuant to which all of the options to purchase shares of our stock that have been granted or will be granted to each of the aforementioned directors will become vested and exercisable in full in the event of a change in control of the Company. Each of the acceleration agreements will generally remain in effect until terminated by the Company or, if earlier, the date the director in question ceases to provide services to the Company.

 AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT

        The Audit and Corporate Governance Committee of our Board is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit and Corporate Governance Committee are Mr. Heinrichs (Chair), Dr. Caulfield, and Mr. Lanza. Each of the members of the Audit and Corporate Governance Committee is independent as defined by the current NASDAQ Listing Rules. In addition, our Board has determined that Mr. Heinrichs qualifies as an "audit committee financial expert" as defined by SEC rules.

        Our Board has adopted a written charter for the Audit and Corporate Governance Committee which governs the Audit and Corporate Governance Committee's functions and responsibilities. This charter was amended and restated on July 23, 2003, again on January 26, 2005, in light of the Sarbanes-Oxley Act of 2002 and new SEC and FINRA rules, and again on February 3, 2009 in conjunction with the renaming of the committee and the adoption of a revised charter for the committee on April 23, 2009 to reflect its corporate governance-related duties. The Audit and Corporate Governance Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit and Corporate Governance Committee deems appropriate.

        The Audit and Corporate Governance Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company's independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit and Corporate Governance Committee is responsible for monitoring, overseeing and assessing the effectiveness of these processes.

        The Audit and Corporate Governance Committee held six meetings and took one action by written consent during the fiscal year ended December 31, 2009. The meetings were designed to facilitate and encourage communication between the Audit and Corporate Governance Committee, management and our independent registered public accounting firms, Deloitte & Touche LLP and PricewaterhouseCoopers LLP, respectively. Management represented to the Audit and Corporate Governance Committee that our consolidated financial statements were prepared in accordance with GAAP. The Audit and Corporate Governance Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and the independent registered public accounting firm.

        The Audit and Corporate Governance Committee discussed with the independent registered public accounting firm the adequacy of the Company's internal control system, financial reporting procedures and the matters required to be discussed by PCAOB AU380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X, as amended.

        The Audit and Corporate Governance Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. Additionally, the Audit and Corporate Governance Committee has discussed with both Deloitte & Touche LLP and PricewaterhouseCoopers LLP the issue of its independence from PDF Solutions, Inc.

        Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit and Corporate Governance Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009.

                      THE AUDIT AND CORPORATE GOVERNANCE
                      COMMITTEE OF THE BOARD OF
                      DIRECTORS OF PDF SOLUTIONS, INC.:

                      R. Stephen Heinrichs, Chair
                      Thomas Caulfield, DES
                      Lucio L. Lanza

        The information contained in the Audit and Corporate Governance Committee Report shall not be deemed to be "soliciting material," to be "filed" with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit and Corporate Governance Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

 OTHER MATTERS

        The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the enclosed proxy will be voted in respect thereof as the proxy holders deem advisable.

        It is important that the enclosed proxies be returned promptly and that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the enclosed proxy card in the enclosed envelope or access the proxy materials online, indicate your choices and submit them on the Internet.

By Order of the Board of Directors,

PETER COHN Secretary

San Jose, California
April 6, 2010

Appendix A

PDF SOLUTIONS, INC.
2001 STOCK PLAN
(AS AMENDED AND RESTATED MAY 18, 2010)

SECTION 1. INTRODUCTION.

        This 2001 Stock Plan was originally effective on the date of our initial public offering. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Purchase Rights granting Restricted Stock and Options which may be Incentive Stock Options or Nonstatutory Stock Options.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or the applicable Stock Option Agreement or Restricted Stock Agreement.

SECTION 2. DEFINITIONS.

        (a)   "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

        (b)   "Award" means any award of an Option or Stock Purchase Right under the Plan.

        (c)   "Board" means the Board of Directors of the Company, as constituted from time to time.

        (d)   "Change In Control" except as may otherwise be provided in a Stock Option Agreement or Restricted Stock Agreement, means the occurrence of any of the following:

    (i)
    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

    (ii)
    The sale, transfer or other disposition of all or substantially all of the Company's assets;

    (iii)
    A change in the composition of the Board, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

    (iv)
    Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

      (A)
      A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

      (B)
      A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

      (C)
      The Company; or

    (v)
    A complete liquidation or dissolution of the Company.

        (e)   "Code" means the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

        (g)   "Common Stock" means the Company's common stock.

        (h)   "Company" means PDF Solutions, Inc.

        (i)    "Consultant" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

        (j)    "Director" means a member of the Board who is also an Employee.

        (k)   "Disability" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        (l)    "Employee" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Exercise Price" means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

        (o)   "Fair Market Value" means the market price of Shares, determined by the Committee as follows:

    (i)
    If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the last trading price reported by the applicable composite transactions report for such date;

    (ii)
    If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last trading price quoted by the NASDAQ Global Market system for such date;

    (iii)
    If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ Global Market system for such date; and

    (iv)
    If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        (p)   "Grant" means any grant of an Award under the Plan.

        (q)   "Incentive Stock Option" or "ISO" means an incentive stock option described in Code section 422(b).

        (r)   "Key Employee" means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

        (s)   "Non-Employee Director" means a member of the Board who is not an Employee.

        (t)    "Nonstatutory Stock Option" or "NSO" means a stock option that is not an ISO.

        (u)   "Option" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

        (v)   "Optionee" means an individual, estate or other entity that holds an Option.

        (w)  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        (x)   "Participant" means an individual or estate or other entity that holds an Award.

        (y)   "Plan" means this PDF Solutions, Inc. 2001 Stock Plan as it may be amended from time to time.

        (z)   "Restricted Stock" means a Share awarded under the Plan pursuant to a Stock Purchase Right.

        (aa) "Restricted Stock Agreement" means the agreement described in Section 8 evidencing Restricted Stock that may be purchased following the Award of a Stock Purchase Right.

        (bb) "Securities Act" means the Securities Act of 1933, as amended.

        (cc) "Service" means service as an Employee, Director, Non-Employee Director or Consultant.

        (dd) "Share" means one share of Common Stock.

        (ee) "Stock Option Agreement" means the agreement described in Section 6 evidencing each Grant of an Option.

        (ff)  "Stock Purchase Right" means the right to acquire Restricted Stock pursuant to Section 8.

        (gg) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (hh) "10-Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

        (a)    Committee Composition.    A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

        With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act. Notwithstanding the previous sentence, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate any Awards granted by such Committee.

        The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

        Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

        (b)    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

    (i)
    selecting Key Employees who are to receive Awards under the Plan;

    (ii)
    determining the type, number, vesting requirements and other features and conditions of such Awards;

    (iii)
    interpreting the Plan;

    (iv)
    adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices; and

    (v)
    making all other decisions relating to the operation of the Plan.

        The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

        (c)    Indemnification.    Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement or Restricted Stock Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

        (a)    General Rules.    Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

        (b)    Incentive Stock Options.    Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

        (c)    Non-Employee Director Options.    Non-Employee Directors shall also be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

    (i)
    Each eligible Non-Employee Director elected or appointed to the Board shall automatically be granted an NSO to purchase 30,000 Shares (after giving effect to the June 2001 stock split) (subject to adjustment under Section 9) in connection with his or her initial election or appointment as a Non-Employee Director. Upon the conclusion of each regular annual meeting of the Company's stockholders following his or her initial appointment, each eligible Non-Employee Director who will continue serving as a member of the Board and who received an initial grant thereafter shall receive an NSO to purchase 15,000 Shares (after giving effect to the June 2001 stock split) (subject to adjustment under Section 9). All NSOs granted pursuant to this Section 4 shall vest and become exercisable provided the individual is serving as a director of the Company as of the vesting date as follows: 25% one year from the date of grant, then in 36 equal monthly installments commencing on the date one month and one year after the date of grant.

    (ii)
    All NSOs granted to Non-Employee Directors under this Section 4(c) shall become exercisable in full in the event of Change in Control with respect to the Company.

    (iii)
    The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, payable in one of the forms described in Section 7.

    (iv)
    All NSOs granted to a Non-Employee Director under this Section 4(c) shall terminate on the earlier of:

    (1)
    The 10th anniversary of the date of grant; or

    (2)
    The date ninety (90) days after the termination of such Non-Employee Director's Service for any reason.

SECTION 5. SHARES SUBJECT TO PLAN.

        (a)    Basic Limitation.    The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 3,000,000 Shares (after giving effect to the June 2001 stock split).

        (b)    Annual Addition.    On the first day of each fiscal year, Shares will be added to the Plan equal to the lesser of (i) 3,000,000 Shares (after giving effect to the June 2001 stock split), (ii) five percent (5%) of the outstanding shares on the last day of the prior fiscal year, or (iii) such lesser number of Shares as may be determined by the Board in its sole discretion.

        (c)    Additional Shares.    If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan.

        (d)    Limits on Options.    No Key Employee shall receive Options to purchase Shares during any fiscal year covering in excess of 1,000,000 Shares (after giving effect to the June 2001 stock split), or 2,000,000

Shares (after giving effect to the June 2001 stock split) in the first fiscal year of a Key Employee's employment with Company.

        (e)    Limits on Stock Purchase Rights.    No Key Employee shall receive an Award of Stock Purchase Rights during any fiscal year covering in excess of 500,000 Shares (after giving effect to the June 2001 stock split), or 1,000,000 Shares (after giving effect to the June 2001 stock split) in the first fiscal year of a Key Employee's employment with Company.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

        (a)    Stock Option Agreement.    Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

        (b)    Number of Shares.    Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

        (c)    Exercise Price.    An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        (d)    Exercisability and Term.    Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

        (e)    Modifications or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        (f)    Transferability of Options.    Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (g)    No Rights as Stockholder.    An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

        (h)    Restrictions on Transfer.    Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7. PAYMENT FOR OPTION SHARES.

        (a)    General Rule.    The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

    (i)
    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. he Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

    (ii)
    In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

        (b)    Surrender of Stock.    To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

        (c)    Promissory Note.    To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

        (d)    Other Forms of Payment.    To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF STOCK PURCHASE RIGHTS.

        (a)    Time, Amount and Form of Awards.    Awards under this Section 8 may be granted in the form of Stock Purchase Rights pursuant to which Restricted Stock will be awarded to a Key Employee. Such Rights may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Stock will be forfeited in the event that the related NSOs is exercised.

        (b)    Agreements.    Each Award of a Stock Purchase Right under the Plan shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

        (c)    Payment for Restricted Stock.    Restricted Stock may be issued pursuant to the Award of a Stock Purchase Right with or without cash consideration under the Plan.

        (d)    Vesting Conditions.    Each Award of Restricted Stock shall become vested, in full or in installments, upon satisfaction of the conditions specified in the applicable Agreement. An Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or retirement or other events.

        (e)    Assignment or Transfer of Restricted Stock.    Except as provided in Section 13, or in a Restricted Stock Agreement, or as required by applicable law, an Award granted under this Section 8 shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void. However, this Section 8(e) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock in the event of the Participant's death, nor shall it preclude a transfer of Restricted Stock by will or by the laws of descent and distribution.

        (f)    Trusts.    Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

        (g)    Voting and Dividend Rights.    The holders of Restricted Stock acquired pursuant to a Stock Purchase Right awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

SECTION 9. PROTECTION AGAINST DILUTION.

        (a)    Adjustments.    In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

    (i)
    the number of Shares available for future Awards and the per person Share limits under Section 5;

    (ii)
    the number of Shares covered by each outstanding Award; or

    (iii)
    the Exercise Price under each outstanding Option.

        (b)    Participant Rights.    Except as provided in this Section 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 10. EFFECT OF A CHANGE IN CONTROL.

        (a)    Merger or Reorganization.    In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.

        (b)    Acceleration.    Except as otherwise provided in the applicable Stock Option Agreement or Restricted Stock Agreement, in the event that a Change in Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Awards pursuant to Section 10(a), no acceleration of vesting shall occur. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of Awards pursuant to Section 10(a), all Awards shall vest and become immediately exercisable.

SECTION 11. LIMITATIONS ON RIGHTS.

        (a)    Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

        (b)    Stockholders' Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 9.

        (c)    Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 12. WITHHOLDING TAXES.

        (a)    General.    A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding, tax obligations or other required deductions that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such withholding, tax obligations or other required deductions are satisfied.

        (b)    Share Withholding.    If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding, tax obligations or other required deductions by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Except as otherwise permitted by the Company, in no event may the Shares withheld exceed an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 13. DURATION AND AMENDMENTS.

        (a)    Term of the Plan.    The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. The Plan shall terminate on May 17, 2020 and may be terminated on any earlier date pursuant to Section 13(b).

        (b)    Right to Amend or Terminate the Plan.    The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan's termination.

An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 14. EXECUTION.

        To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

PDF SOLUTIONS, INC.
By	/s/ JOY LEO
Title	Acting Chief Financial Officer

Appendix B

PDF SOLUTIONS, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED MAY 18, 2010)

SECTION 1. PURPOSE.

        This PDF Solutions, Inc. 2001 Employee Stock Purchase Plan was originally effective as of the Initial Public Offering Date. The purpose of this 2001 Employee Stock Purchase Plan is to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

SECTION 2. DEFINITIONS.

        2.1   "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

        2.2   "Board" means the Board of Directors of the Company.

        2.3   "Change in Control" means an event in which the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the jurisdiction in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated.

        2.4   "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

        2.5   "Committee" shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

        2.6   "Common Stock" means the common stock of the Company.

        2.7   "Company" means PDF Solutions, Inc.

        2.8   "Compensation" means a Participant's regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

        2.9   "Eligible Employee" means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in the following sentence. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an

Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), or (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion).

        2.10 "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

        2.11 "Employer" or "Employers" means any one or all of the Company, and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

        2.12 "Enrollment Date" means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

        2.13 "Grant Date" means any date on which a Participant is granted an option under the Plan.

        2.14 "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

        2.15 "Plan" means the PDF Solutions, Inc. 2001 Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

        2.16 "Purchase Date" means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

        2.17 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3. SHARES SUBJECT TO THE PLAN.

        3.1    Number Available.    A maximum of 300,000 shares (after giving effect to the June 2001 stock split) of Common Stock shall be available for issuance pursuant to the Plan. Beginning with the first fiscal year of the Company beginning after the effective date of the Plan, on the first day of each fiscal year of the Company, Shares will be added to the Plan equal to the least of (a) 2% of the outstanding Shares on the last day of the prior fiscal year, (b) 675,000 Shares (after giving effect to the June 2001 stock split), or (c) such lesser amount as determined by the Board. Shares sold under the Plan may be newly issued shares or treasury shares.

        3.2    Adjustments.    In the event of any reorganization, recapitalization, stock split, subdivision of the outstanding shares, reverse stock split, stock dividend, declaration of a dividend payable in a form other than shares in an amount that will have a material effective on the shares, combination or consolidation of shares, merger, consolidation, offering of rights, spin-off or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares or securities available for purchase under the Plan and in the maximum number of shares or kind of securities subject to and purchase price for any option under the Plan.

SECTION 4. ENROLLMENT.

        4.1    Participation.    Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Any Participant whose option has not expired and who has not withdrawn from the Plan automatically will be deemed to be un-enrolled from the Participant's current option and be enrolled as of a subsequent Enrollment Date if the price per Share on such subsequent Enrollment Date is lower than the price per Share on the Enrollment Date relating to the Participant's current option.

        4.2    Payroll Withholding.    On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser, or greater, percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 5. OPTIONS TO PURCHASE COMMON STOCK.

        5.1    Grant of Option.    On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

        5.2    Duration of Option.    Each option granted under the Plan shall expire upon the conclusion of the option's offering period which will end on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

        5.3    Number of Shares Subject to Option.    The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

        5.4    Other Terms and Conditions.    Each option shall be subject to the following additional terms and conditions:

          (a)   payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

          (b)   purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

          (c)   the price per share under the option will be determined as provided in Section 6.1; and

          (d)   the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6. PURCHASE OF SHARES.

        6.1    Exercise of Option.    Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant's account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant's account for the purchase of shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

          (a)   the closing price per Share on the NASDAQ National Market System on the business day preceding the Grant Date for such option; or

          (b)   the closing price per Share on the NASDAQ National Market System on the Purchase Date.

        6.2    Delivery of Shares.    As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

        6.3    Exhaustion of Shares.    If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be "bottom up," with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).

        6.4    Limitation on Shares.

          (a)   Notwithstanding the above, the maximum number of shares a Participant may purchase on any Purchase Date shall be twelve thousand five hundred (12,500) Shares.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted rights to purchase shares under this Plan which permits the Participant's rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

SECTION 7. WITHDRAWAL.

        7.1    Withdrawal.    A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon).

SECTION 8. CESSATION OF PARTICIPATION.

        8.1    Termination of Status as Eligible Employee.    A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon). If a Participant is on a Company-approved leave of absence, his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 7.1.

        8.2    Leave of Absence, Layoff or Temporarily Out of Continuous Employment.    Any Participant who is: (y) granted a paid leave of absence by the Participant's employer, or (z) otherwise temporarily not an Eligible Employee even though the Participant is still an employee of the Company or a Subsidiary (the date of any such event is referred to herein as the "Transition Date"), shall continue to be a Participant for a period no longer than ninety (90) days after such Transition Date or, if longer, so long as the Participant's right to reemployment with his or her employer is guaranteed either by statute or applicable laws (but not beyond the Purchase Date). Notwithstanding the foregoing, the Participant will be treated as if he or she has withdrawn from the Plan pursuant to the provisions of Section 7 if the Participant has no pay or his or her pay is insufficient (after other authorized deductions) to make payroll deductions to the Plan during such period. If the Participant does not return from his or her leave of absence or otherwise become an Eligible Employee by the date that is ninety (90) days from the Transition Date, his or her election to participate in the Plan shall be deemed to have been cancelled on the ninety-first (91st) day after the Transition Date, unless the Participant's right to reemployment with his or her employer is guaranteed either by statute or applicable laws, in which case his or her election to participate in the Plan shall be deemed to have been cancelled on the first (1st) day after the date that the Participant's right to reemployment with his or her employer is no longer guaranteed either by statute or applicable laws.

SECTION 9. DESIGNATION OF BENEFICIARY.

        9.1    Designation.    Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant's account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

        9.2    Changes.    A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

        9.3    Failed Designations.    If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her estate.

SECTION 10. CHANGE IN CONTROL.

        In the event of a Change in Control, all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control (such date shall be considered herein a "Purchase Date") by causing all amounts credited to each Participant's account to be applied to purchase as many shares pursuant to the Participant's purchase rights, subject to the limitations of the Plan. The Company shall use its best efforts to provide at least ten (10) days' prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of such Change in Control.

SECTION 11. ADMINISTRATION.

        11.1    Plan Administrator.    The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

        11.2    Actions by Committee.    Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

        11.3    Powers of Committee.    The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

          (a)   To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

          (b)   To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

          (c)   To cause an account or accounts to be maintained for each Participant;

          (d)   To determine the time or times when, and the number of shares for which, options shall be granted;

          (e)   To establish and revise an accounting method or formula for the Plan;

          (f)    To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

          (g)   To determine the status and rights of Participants and their Beneficiaries or estates;

          (h)   To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

          (i)    To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

          (j)    To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

          (k)   To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

        11.4    Decisions of Committee.    All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

        11.5    Administrative Expenses.    All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

        11.6    Eligibility to Participate.    No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

        11.7    Indemnification.    Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 12. AMENDMENT, TERMINATION, AND DURATION.

        12.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

        12.2    Duration of the Plan.    Subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), the Plan shall terminate on May 17, 2020.

SECTION 13. GENERAL PROVISIONS.

        13.1    Participation by Subsidiaries.    One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

        13.2    Inalienability.    In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.

        13.3    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        13.4    Requirements of Law.    The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

        13.5    Compliance with Rule 16b-3.    Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

        13.6    No Enlargement of Employment Rights.    Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

        13.7    Apportionment of Costs and Duties.    All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

        13.8    Construction and Applicable Law.    The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

        13.9    Captions.    The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

SECTION 14. EXECUTION.

        To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

PDF SOLUTIONS, INC.
By	/s/ JOY LEO
Title	Acting Chief Financial Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2010 The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 6, 2010, and hereby appoints John K. Kibarian and Joy E. Leo, or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Tuesday, May 18, 2010, at 9:00 a.m. PDT, PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, CA 95110, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 18, 2010. You can view the proxy statement and our Annual Report to Stockholders for the year ended December 31, 2009 at http://ir.pdf.com/sec.cfm. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTOR; (2) FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010; (3) FOR THE APPROVAL OF THE AMENDED AND RESTATED 2001 OPTION PLAN; (4) FOR THE APPROVAL OF THE AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN; AND (5) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY Proxy — PDF Solutions, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016C8B 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the listed nominee and FOR Proposals 2, 3 and 4. For Against Abstain 2. Proposal to ratify the appointment by the audit and corporate governance committee of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the company for the fiscal year ending December 31, 2010. 3. Proposal to approve the Amended and Restated 2001 Option Plan. 4. Proposal to approve the Amended and Restated 2001 Employee Stock Purchase Plan. And, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - John K. Kibarian 1. Election of Directors: For Withhold 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1234 5678 9012 345 0 2 5 3 4 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.